SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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RUBY TUESDAY, INC.
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(Name of Registrant as Specified In Its Charter)

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August 22, 2007

Dear Shareholders:

     We are holding your 2007 Annual Meeting of Shareholders on Wednesday, October 10, 2007, at 11:00 a.m., Eastern Standard Time, at Ruby Tuesday, Inc.’s Restaurant Support Center located at 150 West Church Avenue, Maryville, Tennessee 37801. Matters on which action will be taken at the meeting are explained in detail in the attached Notice and Proxy Statement.

     We sincerely hope that you will be able to attend the meeting in person, and we look forward to seeing you. Whether or not you expect to be present, please complete, date, sign and mail the enclosed proxy in the envelope provided. If you attend the meeting, you may revoke your proxy and vote your own shares.

Sincerely,

RUBY TUESDAY, INC.

Samuel (Sandy) E. Beall, III
Chairman of the Board,
Chief Executive Officer and President

R U B Y T U E S D A Y , I N C .
150 West Church Avenue • Maryville, Tennessee 37801 • (865) 379-5700 • Facsimile (865) 379-6826

RUBY TUESDAY, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD OCTOBER 10, 2007

     The Annual Meeting of Shareholders of Ruby Tuesday, Inc. (the “Company”) will be held at the Company’s Restaurant Support Center located at 150 West Church Avenue, Maryville, Tennessee 37801, on Wednesday, October 10, 2007, at 11:00 a.m., Eastern Standard Time (the “Annual Meeting”), for the following purposes:

1.	To elect two (2) Class III directors for a term of three (3) years to the Board of Directors;

2.	To ratify the selection of KPMG LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending June 3, 2008; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

     Only shareholders of record at the close of business on August 13, 2007 are entitled to vote at the Annual Meeting.

     The mailing address of the Company’s principal executive office is 150 West Church Avenue, Maryville, Tennessee 37801, and its telephone number is (865) 379-5700.

     We hope you will be able to attend the Annual Meeting in person. Whether or not you expect to be present, please complete, date, sign and mail the enclosed proxy in the envelope provided. If you attend the Annual Meeting, you may revoke your proxy and vote your own shares.

By Order of the Board of Directors,

Scarlett May
Vice President, General Counsel
and Secretary

August 22, 2007
Maryville, Tennessee

RUBY TUESDAY, INC.

PROXY STATEMENT
TABLE OF CONTENTS

GENERAL INFORMATION	1
BENEFICIAL OWNERSHIP OF COMMON STOCK	2
PROPOSAL 1 ELECTION OF DIRECTORS	4
Director and Director Nominee Information	4
Director Nominees	4
Directors Continuing in Office	5
Directors’ Independence	6
2007 Director Compensation	7
Section 16(a) Beneficial Ownership Reporting Compliance	7
Directors’ Fees and Attendance	8
Committees of the Board of Directors	9
Policy with Regard to Directors’ Attendance at Annual Meeting of Shareholders	12
Policy by Which a Presiding Director is Chosen to Chair Executive
Sessions of Non-Management Directors	12
Procedure for Shareholder Communication with Directors	12
CORPORATE GOVERNANCE	12
COMPENSATION DISCUSSION AND ANALYSIS	13
Responsibility for Setting Executive Compensation Philosophy	13
Overall Compensation Philosophy	13
Key Components of Compensation	15
Perquisites and Other Benefits	18
Chief Executive Officer Compensation	20
Deductibility of Executive Compensation	22
COMPENSATION COMMITTEE REPORT	23
Board of Directors and Compensation Committee	23
SUMMARY COMPENSATION TABLE	23
GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2007	24
2007 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END	26
OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2007	28
NONQUALIFIED DEFERRED COMPENSATION	28
2007 PENSION BENEFITS	29
Executive Supplemental Pension Plan	29
Retirement Plan	30
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS	30
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL	31
Deferred Compensation	31
Equity Awards	32
Pension Benefits	33
Retiree Health Insurance Plan	33
Life Insurance	34
Disability	34
Employment Agreement	34
RELATED PARTY TRANSACTIONS	35
AUDIT COMMITTEE MATTERS	36
Audit Committee Report	36
Audit Committee Charter	37
Independence of Audit Committee Members	37
PROPOSAL 2 RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM	38
Accountants’ Fees and Expenses	38
Determination of Auditor Independence	39
SHAREHOLDER PROPOSALS	39
GENERAL	40

RUBY TUESDAY, INC.

150 West Church Avenue
Maryville, Tennessee 37801
(865) 379-5700

PROXY STATEMENT FOR 2007 ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

     The following Proxy Statement and the accompanying proxy card, first mailed on or about August 22, 2007 to shareholders of record as of August 13, 2007, are furnished in connection with the solicitation by the Board of Directors of Ruby Tuesday, Inc., a Georgia corporation (the “Company”), of proxies to be used in voting at the Annual Meeting of Shareholders of the Company to be held on Wednesday, October 10, 2007, at 11:00 a.m., Eastern Standard Time, at the Company’s Restaurant Support Center located at 150 West Church Avenue, Maryville, Tennessee 37801 and at any adjournment(s) thereof (the “Annual Meeting”).

     Any shareholder returning a proxy has the power to revoke it prior to the Annual Meeting by giving the Secretary of the Company written notice of revocation, by returning a later dated proxy, or by expressing at the Annual Meeting a desire to vote in person. All shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), represented by valid proxies received pursuant to this solicitation and not revoked before they are exercised, will be voted in the manner specified therein. If a proxy is returned and no specification is made, the proxy will be voted (i) in favor of the election of the two (2) nominees for Class III directors named in this Proxy Statement; and (ii) in favor of the ratification of the selection of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm (the “Auditors”) for the fiscal year ending June 3, 2008; and (iii) in accordance with the best judgment of the proxy holders on any other matter that may properly come before the Annual Meeting.

     If you participate in the Company’s Salary Deferral Plan (the “401(k) Plan”), your proxy card will also serve as a voting instruction card for the 401(k) Plan Trustee. If you do not provide voting instructions with respect to the shares held in the 401(k) Plan to the 401(k) Plan Trustee, those shares will not be voted. If you participate in the 401(k) Plan or maintain accounts in more than one name, you may receive more than one set of proxy materials. To be sure that all shares are counted, you must sign and return every proxy card you receive.

     The entire cost of soliciting these proxies will be borne by the Company. In following up the original solicitation of the proxies by mail, the Company will request brokers and others to send proxy forms and other proxy material to the beneficial owners of the Common Stock and will reimburse them for any expenses incurred in so doing. If necessary, the Company also may use some of its employees to solicit proxies from the shareholders personally or by telephone.

     August 13, 2007 has been fixed as the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and, accordingly, only holders of Common Stock of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting. The presence in person or by proxy of shareholders of record holding a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Shares represented by a valid proxy on which the authority to vote for one or more director nominees is withheld, if any, are counted as shares present for determination of a quorum. The number of shares of outstanding Common Stock on August 13, 2007 was 51,686,324, each of which is entitled to one vote at the Annual Meeting.

     So long as a quorum is present, election of each of the director nominees named in Proposal 1 requires the approval of a plurality of the votes cast in the election. For purposes of determining whether a director nominee has been elected, shares as to which authority is withheld will have no effect on the outcome of the voting. So long as a quorum is present, the number of votes cast in favor must exceed the votes against in order to ratify the selection of KPMG as the Company’s independent registered public accounting firm for the fiscal year ending June 3, 2008. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business but will have no effect on the outcome of the voting on the election of directors and the ratification of the selection of the independent registered public accounting firm.

BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information as of August 13, 2007 (except as otherwise noted) regarding the amount of Common Stock beneficially owned by all persons known to the Company to beneficially own more than five percent (5%) of the outstanding Common Stock, each director and director nominee of the Company, each Named Executive (as defined below), and all directors and executive officers of the Company as a group. An asterisk (*) indicates beneficial ownership of less than one percent (1%) of the outstanding Common Stock. Unless otherwise indicated, the address for each person listed is c/o Ruby Tuesday, Inc., 150 West Church Avenue, Maryville, Tennessee 37801.

	Number of Shares
Name or Group	Beneficially Owned (1)		Percent of Class (2)
FMR Corp. (3)
Edward C. Johnson, III
82 Devonshire Street
Boston, MA 02109	7,111,012		12.13%
Lord Abbett & Co. LLC (4)
90 Hudson Street
Jersey City, NJ 07302	5,080,686		8.67%
Capital Research and Management Company (5)
333 South Hope Street
Los Angeles, CA 90071	3,630,000		6.2%
Westport Asset Management, Inc. (6)
Westport Advisers LLC
253 Riverside Ave
Westport, CT 06880	3,393,633		5.74%
Samuel E. Beall, III	2,382,874	(7)	4.46%
Claire L. Arnold	88,064		*
Kevin T. Clayton	3,500		*
James A. Haslam, III	145,124	(8)	*
Bernard Lanigan, Jr.	41,660	(9)	*
John B. McKinnon	99,384	(10)	*
Dr. Donald Ratajczak	71,730	(11)	*
Stephen I. Sadove	34,248		*
Marguerite N. Duffy	222,377	(12)	*
Kimberly Grant	286,054	(15)	*
Nicolas N. Ibrahim	223,871	(14)	*
A. Richard Johnson	249,244	(13)	*
All directors and executive
officers as a group (16 persons)	4,594,044		8.35%

____________________

(1)	The amounts shown include: (i) shares subject to currently exercisable options and options exercisable within 60 days after August 13, 2007, held by the named persons and group as follows: Mr. Beall, 1,761,329; Ms. Arnold, 35,814; Mr. Clayton, 0; Mr. Haslam, 23,645; Mr. Lanigan, 34,995; Mr. McKinnon, 11,869; Dr. Ratajczak, 24,260; Mr. Sadove, 24,686; Ms. Duffy, 182,919; Mr. Johnson, 221,794; Mr. Ibrahim, 202,919; Ms. Grant, 196,088 (includes 2,653 options held by her spouse); and all directors and executive officers as a group, 3,328,526; and (ii) shares held in the 401(k) Plan as follows: Mr. Beall, 23,251; Ms. Duffy, 3,103; Ms. Grant, 1,304; and all directors and executive officers as a group, 27,902. Unless otherwise noted, each person named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by him or her.

The amounts shown do not include share equivalent units credited to the accounts of the named persons and group under the Company’s Restated Deferred Compensation Plan (the “Predecessor Plan”) which, as of August 7, 2007, were as follows: Mr. Beall, 21,328; Ms. Duffy, 2,435; Mr. Johnson, 0; Mr. Ibrahim, 14,086; Ms. Grant, 12,040 (includes 2,379 held by her spouse); and all directors and executive officers as a group, 63,683. These units represent deferred compensation obligations of the Company payable in shares of Common Stock upon separation of employment either in a lump sum or in installments, as determined by the Company in its capacity as plan administrator.

(2)	“Percent of Class” has been calculated by taking into account all shares as to which the indicated person has sole or shared voting or investment power (including shares subject to currently exercisable options and options exercisable within 60 days after August 13, 2007), without regard to any disclaimers of beneficial ownership by the person indicated.

(3)	The information presented is based solely on the Schedule 13G filed with the U. S. Securities and Exchange Commission (“SEC”) by FMR Corp. and Edward C. Johnson, III, reporting beneficial ownership as of February 14, 2007.

(4)	The information presented is based solely on the Schedule 13G filed with the SEC by Lord Abbett & Co. LLC reporting beneficial ownership as of February 12, 2007.

(5)	The information presented is based solely on the Schedule 13G filed with the SEC by Capital Research and Management Company reporting beneficial ownership as of February 7, 2007.

(6)	The information presented is based solely on the Schedule 13G filed with the SEC by Westport Asset Management, Inc. and Westport Advisers LLC reporting beneficial ownership as of February 13, 2007.

(7)	Includes (i) 209,424 shares held in the Beall Family Ltd. Partnership, a limited partnership of which Mr. Beall is a general partner, and (ii) 13,626 shares owned by Mr. Beall’s spouse.

(8)	Includes 90,484 shares held by PTC, Inc. of which Mr. Haslam is President and a fifty percent (50%) owner. Mr. Haslam disclaims beneficial ownership of any shares in excess of fifty percent (50%) of the total of such shares. The total amount also includes 26,410 shares held by Mr. Haslam and his spouse as tenants in common.

(9)	Includes 1,000 shares held in a family limited partnership.

(10)	Includes 42,500 shares owned by Mr. McKinnon and his spouse as tenants in common.

(11)	Includes 13,500 shares held in an individual retirement account by Dr. Ratajczak.

(12)	Includes 19,594 shares owned by Ms. Duffy and her spouse as tenants in common.

(13)	Includes 370 shares held by Mr. Johnson as custodian for his child.

(14)	Includes 2,600 shares owned by Mr. Ibrahim and his spouse as tenants in common.

(15)	Includes 246 shares owned by Ms. Grant’s spouse.

PROPOSAL 1

ELECTION OF DIRECTORS

     The Company’s Articles of Incorporation provide for three (3) classes of directors with staggered, three (3) year terms of office and require that, upon the expiration of the term of office for a class of directors, the nominees for that class will be elected for a term of three (3) years to serve until the election and qualification of their successors or until their earlier resignation, death or removal from office. The Company’s Articles of Incorporation and its Bylaws provide that the Board of Directors shall consist of not less than three (3) nor more than twelve (12) directors and authorize the exact number to be fixed from time to time by resolution of a majority of the Board of Directors or by the affirmative vote of the holders of at least eighty percent (80%) of all outstanding shares entitled to vote in the election of directors, voting together as a single class. The terms of office of the Class III directors expire at the Annual Meeting. John B. McKinnon, a current Class III director, notified the Company of his intent not to stand for re-election and to retire from the Board of Directors effective at the Annual Meeting. The Board of Directors has nominated Samuel E. Beall, III, a current Class III director, and Bernard Lanigan, Jr., who currently serves in Class I, to serve in Class III of the Board of Directors for a term of three (3) years. The size of the Board of Directors will be reduced from eight (8) to seven (7) members upon the election of the Class III director nominees at the Annual Meeting. The Class I directors and the Class II directors have one (1) year and two (2) years, respectively, remaining on their terms of office.

     It is intended that persons named in the accompanying form of proxy will vote for the two (2) nominees listed below unless authority to so vote is withheld. Although the Board of Directors does not expect that any of the nominees identified herein will be unavailable for election, in the event a vacancy in the slate of nominees occurs, the shares represented by proxies in the accompanying form may be voted for the election of a substitute nominee selected by the persons named in the proxy.

Director and Director Nominee Information

     The directors and director nominees have supplied the Company with the following information concerning their age, principal employment, other directorships and positions with the Company.

Director Nominees

CLASS III – TERM EXPIRING 2010

SAMUEL E. BEALL, III
Director of the Company since 1982          Age: 57

     Mr. Beall has served as Chairman of the Board and Chief Executive Officer of the Company since May 1995 and also as President of the Company since July 2004. Mr. Beall served as President and Chief Executive Officer of the Company from June 1992 to May 1995 and President and Chief Operating Officer of the Company from September 1986 to June 1992. Mr. Beall also serves as a director of Windstream Corporation effective as of November 2006. Mr. Beall is also a board member of several private companies including Pilot Corporation, Pilot Travel Centers, LLC, SSC Service Solutions Co., and Blackberry Hotel Company Inc.

BERNARD LANIGAN, JR.
Director of the Company since 2001          Age: 59

     Mr. Lanigan has served as Chairman and Managing Director of Southeast Asset Advisors, Inc., a registered investment advisor and financial consulting company, since 1981. Also, Mr. Lanigan founded, and has served as Chairman and Managing Principal of Lanigan & Associates, P.C., Certified Public Accountants and Management Consultants, since 1974.

Directors Continuing in Office

CLASS I – TERM EXPIRING 2008

JAMES A. HASLAM, III
Director of the Company since 1999          Age: 53

     Mr. Haslam has been President and Chief Executive Officer of Pilot Travel Centers, LLC, a nationwide operator of travel centers, since September 2001. Mr. Haslam served as Chief Executive Officer of Pilot Corporation, an operator of convenience stores and travel centers in 36 states, from July 1995 to September 2001. From 1976 to 1995, Mr. Haslam was Executive Vice President of Pilot Corporation. Mr. Haslam is also a director of First Horizon National Corporation.

STEPHEN I. SADOVE
Director of the Company since 2002          Age: 56

     Mr. Sadove has served as Chief Executive Officer of Saks Incorporated since January 2006 and assumed the position of Chairman of the Board in May 2007. Before becoming Chief Executive Officer, Mr. Sadove served Saks Incorporated as Vice Chairman from 2004 to 2006 and Chief Operating Officer from 2002 to 2006. Prior to his position with Saks Incorporated, Mr. Sadove served as Senior Vice President of Bristol-Myers Squibb Company and as President of Worldwide Beauty Care from September 2000 to January 2001; as Senior Vice President of Bristol-Myers Squibb Company and as President of Worldwide Beauty Care and Nutritionals from 1998 to September 2000; as President of Worldwide Beauty Care from 1995 to 1998; and as President of Clairol, Inc. from 1991 to 1995. Mr. Sadove also serves as a director of Colgate-Palmolive Co. effective as of June 2007. Mr. Sadove no longer serves on the Board of Trustees of Equity Office Properties effective March 2007.

CLASS II – TERM EXPIRING 2009

DR. DONALD RATAJCZAK
Director of the Company since 1981          Age: 64

     Dr. Ratajczak is a consulting economist who, from May 2000 until April 2003, was Chairman and Chief Executive Officer of BrainWorks Ventures, Inc. (formerly known as Auric Metals Corporation), a company that provided investment and advisory services for startup technology companies. From July 1973 until his retirement in June 2000, Dr. Ratajczak served as Professor and Director of the Economic Forecasting Center at Georgia State University. Dr. Ratajczak is a director of Crown Crafts, Inc., Regan Holding Corp., Citizens Trust Bank, and AssuranceAmerica Corporation (successor by merger to BrainWorks Ventures, Inc.).

CLAIRE L. ARNOLD
Director of the Company since 1994          Age: 60

     Ms. Arnold has been Chair and Chief Executive Officer of Leapfrog Services, Inc., a privately-held technical outsourcing company, since April 1998. Ms. Arnold served as President and Chief Executive Officer of Nicotiana Enterprises, Inc., a family holding company, from November 1992 to April 1994. Prior thereto, Ms. Arnold was Chair and Chief Executive Officer of NCC L.P. from August 1979 to November 1992. Ms. Arnold also serves as a director of Schweitzer-Mauduit International, Inc. effective as of November 1995.

KEVIN T. CLAYTON
Director of the Company since 2006          Age: 44

     Mr. Clayton has served as President and Chief Executive Officer of Clayton Homes, Inc. (a Berkshire Hathaway Company) since 1999. Prior to serving as President and Chief Executive Officer, Mr. Clayton served as Chief Operating Officer of Clayton Homes, Inc. from 1997 to 1999 and as Vice President of Clayton Homes, Inc. and President of Vanderbilt Mortgage and Finance, Inc. from 1995 until 1997.

The Board of Directors recommends that you vote FOR
the election of the two (2) nominees for Class III directors named above.

Directors’ Independence

     As required by the New York Stock Exchange (“NYSE”) corporate governance standards, at all times a majority of the members of the Company’s Board of Directors (the “Board”) are “independent” within the meaning of NYSE rules. To assist it in making the annual affirmative determination of each director’s independence, the Board has adopted Categorical Standards of Director Independence (“Categorical Standards”) which are posted on the Company’s website at www.rubytuesday.com. A director will be considered “independent” only if he or she meets the requirements of the Categorical Standards and the criteria for independence set forth from time to time by the NYSE listing standards.

     The Board of Directors has affirmatively determined that all of the Company’s directors, with the exception of Mr. Beall, are independent under the Categorical Standards and the NYSE listing standards. Mr. Beall is disqualified from being “independent” because he is also an executive officer of the Company. Each member of the Board’s Audit, Compensation and Stock Option, and Nominating and Governance Committees is independent as required by the respective charters of each Committee and the NYSE corporate governance standards.

2007 DIRECTOR COMPENSATION

	Fees
	Earned or	Option	All Other
	Paid in	Awards	Compensation
Name	Cash ($)	($) (1)	($) (2)	Total ($)
Claire L. Arnold	73,000	68,194	-	141,194
Kevin T. Clayton	51,000	16,025	-	67,025
James A. Haslam, III	68,000	68,194	-	136,194
Bernard Lanigan, Jr.	88,000	68,194	-	156,194
John B. McKinnon	78,000	68,194	-	146,194
Dr. Donald Ratajczak	78,000	68,194	-	146,194
Stephen I. Sadove	88,000	68,194	10,000	166,194
____________________

(1)	Represents the compensation expense of option awards recognized in the Company's 2007 consolidated financial statements in accordance with Statement of Financial Accounting Standards No. 123 (Revised 2004) “Share-Based Payment” (“SFAS 123(R)”). The assumptions used in calculating the SFAS 123(R) grant date fair value of these awards are disclosed in Note 9 of the Company's Annual Report on Form 10-K for the fiscal year ended June 5, 2007.

(2)	Represents fees paid to Mr. Sadove for executive compensation consulting during fiscal year 2007. The consulting fees paid were in addition to the amount paid to Mr. Sadove as Chair of the Compensation and Stock Option Committee.

Outstanding option award data is as follows:

Claire L. Arnold	51,814
Kevin T. Clayton	8,000
James A. Haslam, III	39,645
Bernard Lanigan, Jr.	50,995
John B. McKinnon	27,869
Dr. Donald Ratajczak	40,260
Stephen I. Sadove	40,686

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s executive officers, directors and greater than ten percent (10%) shareholders (“Reporting Persons”) to file certain reports with respect to beneficial ownership of the Company’s equity securities (“Section 16 Reports”). Based solely on the Company’s review of the Section 16 Reports, including any amendments thereto, filed by the Company on behalf of its Reporting Persons and, where applicable, any written representation from any Reporting Persons that they were not required to file a Form 5, except as described below, all Section 16(a) filing requirements applicable to the Reporting Persons during and with respect to fiscal year 2007 have been complied with on a timely basis. A Form 4 reporting an exercise of stock options and subsequent purchase of the underlying stock by Claire L. Arnold, a director of the Company, was filed late. On two separate occasions, a Form 4 reporting the reinvestment of cash dividends in shares of Common Stock within the deferred compensation account of the Reporting Persons listed below were filed late: Samuel E. Beall, III, Chairman of the Board, Chief Executive Officer and President; Marguerite N. Duffy, Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary; Kimberly Grant, Executive Vice President, and her spouse; Shannon Hepp, Vice President – Investor Relations and Financial Planning, and her spouse; Nicolas Ibrahim, Senior Vice President – Chief Technology Officer; Mark Ingram, President, Franchise; Kurt Juergens, Senior Vice President – Development; Robert LeBoeuf, Senior Vice President – Chief People Officer; Scarlett May, Vice President, General Counsel and Secretary; and Franklin E. Southall, Jr., Vice President – Corporate Controller.

 Directors’ Fees and Attendance

     The Board of Directors met four (4) times during fiscal year 2007. Each director attended one hundred percent (100%) of Board meetings and meetings of any Board committee of which he or she was a member that were held during the fiscal year.

     Directors who are employees of the Company receive no directors’ fees. All non-employee directors currently receive $12,500 quarterly retainers and $4,500 per regularly-scheduled Board meeting attended. Non-employee directors serving on the Audit Committee, the Compensation and Stock Option Committee, or the Nominating and Governance Committee (other than the Chairs of such committees) do not receive any fee for attending committee meetings. At the beginning of fiscal year 2007, the Board of Directors approved the reinstatement of fees ranging from $2,500 to $5,000 per day for non-employee directors who undertake special projects for the Company or attend special meetings. The Audit Committee Chair receives an annual fee of $20,000, and the other members of the Audit Committee receive an annual fee of $10,000. The Compensation and Stock Option Committee Chair receives an annual fee of $20,000, and the Nominating and Governance Committee Chair receives an annual fee of $5,000.

     The Ruby Tuesday, Inc. Stock Incentive and Deferred Compensation Plan for Directors (the “Directors’ Plan”), permits non-employee directors to defer all or a portion (in twenty-five percent (25%) increments) of their retainers, and any additional meeting and committee fees, to a deferred compensation account. Deferred compensation accounts are credited as of the last day of each fiscal quarter with an assumed rate of income equal to 90-day U.S. Treasury Bills, based on the weighted average balance of that account during the respective fiscal quarter. Amounts credited to a director’s deferred compensation account will be distributed not sooner than the earlier of the first January 15 or July 15 following (a) the date of the director’s 70th birthday, or (b) the date the director ceases to be a member of the Board of Directors. The Directors’ Plan was amended effective July 6, 2005 to eliminate all deferrals of retainer compensation to purchase Company Common Stock.

     The Directors’ Plan was further amended effective July 11, 2006, and provides that each non-employee director will be granted a restricted stock award as of the date of each annual meeting of the shareholders of the Company beginning with the 2006 Annual Meeting if the director is elected, reelected or otherwise continues to serve on the Board of Directors at each annual meeting of the shareholders of the Company. The number of shares of Common Stock subject to each restricted stock award shall be determined by the Board of Directors at the time a determination is made to grant restricted stock awards with respect to any particular annual meeting of shareholders, and is currently limited to 2,353.

     The Directors’ Plan also provides for annual option grants to each non-employee director to purchase up to 8,000 shares of Common Stock if the director is elected, re-elected, or otherwise continues to serve on the Board of Directors at each annual meeting of the shareholders of the Company. The number of shares of Common Stock subject to each annual option will be reduced (but not below zero) by the product of the number of shares of Common Stock subject to each restricted stock award, if any, granted for the same annual meeting of shareholders, multiplied by a conversion factor. The conversion factor is designed to represent the present value of an option to purchase a share of Common Stock under an accepted option valuation methodology, as described in the Directors’ Plan. The conversion factor is set at 3.4 initially, but is to be adjusted no less frequently than every three (3) years applying the same valuation methodology.

     The annual options will be granted on the date of the annual meeting of shareholders at fair market value, defined by the Directors’ Plan to be the closing price of the Company’s Common Stock on the last trading day prior to the grant date as reported by the New York Stock Exchange. Each annual option shall expire generally upon the earlier of the fifth anniversary of the option grant date or ninety (90) days following the date the director ceases to serve as a director of the Company other than for cause and fifteen (15) days following the date the director ceases to serve as a director of the Company for cause. The annual options generally become exercisable thirty (30) months following the date of grant.

     Shares of Common Stock purchased through the exercise of the annual options generally may not be transferred during any period of time, prior to the director’s death, that he or she has not attained his or her target ownership level. A director will be treated as having attained the target ownership level if he or she owns a number of shares of Common Stock with a fair market value equal to or exceeding $250,000. For purposes of determining target ownership level only, “fair market value” under the Directors’ Plan means the highest closing price of the Company’s Common Stock for any day during the thirty (30) day period ending on the date of each Annual Meeting.

Committees of the Board of Directors

     The Board of Directors is responsible for the overall affairs of the Company. To assist the Board of Directors in carrying out this responsibility, the Board has delegated certain authority to three standing committees as follows:

Audit Committee

     The Audit Committee maintains communications with the Company’s independent registered public accounting firm as to the nature of the Auditors’ services, fees and such other matters as the Auditors believe may require the attention of the Board of Directors. The Audit Committee reviews the Company’s system of internal control over financial reporting and procedures and makes recommendations to the Board of Directors with respect thereto. The responsibilities of the Audit Committee are more fully described in its charter. The Audit Committee of the Company’s Board of Directors met four times during fiscal year 2007. The current members of the Audit Committee are Bernard Lanigan, Jr. (Chair), John B. McKinnon, Dr. Donald Ratajczak, and Kevin T. Clayton. The Board of Directors has determined that each member of the Audit Committee is independent as independence for audit committee members is defined under the NYSE corporate governance requirements and the SEC rules. All of the members of the Audit Committee have significant experience in financial matters and are financially literate as defined in Section 303A of the NYSE listing standards as such qualifications are interpreted by the Board of Directors in its business judgment. In addition, the Board of Directors has determined that at least one member of the Audit Committee, Mr. Lanigan, is an “audit committee financial expert” as defined in Item 407 (d)(5) of Regulation S-K.

Compensation and Stock Option Committee

     The Compensation and Stock Option Committee (the “Compensation Committee”) determines the compensation of the Company’s Chief Executive Officer and makes recommendations to the Board of Directors with respect to compensation of executives and with respect to the granting of stock options and restricted stock. The responsibilities of the Compensation Committee are more fully described in its charter. The processes utilized by the Compensation Committee in fulfilling its responsibilities are more fully discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement.

     The Compensation Committee has retained a nationally-known firm, Ernst & Young, LLP (“E&Y”), as its compensation consultants. The Compensation Committee requests that E&Y provide information related to the Company’s compensation practices and the various compensation practices of its peer group. The scope of E&Y’s engagement and any fees paid for their services are approved by the Compensation Committee. Management works with E&Y to provide necessary information about the Company in order to complete the compensation surveys requested by the Compensation Committee. Further discussion of E&Y’s role in the Company’s compensation programs is contained within the “Compensation Discussion and Analysis” section of this Proxy Statement.

     The Compensation Committee met four (4) times during fiscal year 2007. The Board of Directors ratified all decisions of the Compensation Committee during fiscal year 2007. The current members of the Compensation Committee are Stephen I. Sadove (Chair), Claire L. Arnold, Kevin T. Clayton, Bernard Lanigan, Jr., John B. McKinnon and Dr. Donald Ratajczak. The Board of Directors has determined that each member of the Compensation Committee is independent as independence for compensation committee members is defined under the NYSE corporate governance requirements.

Compensation Committee Interlocks and Insider Participation

     During fiscal year 2007, there were no Compensation Committee interlocks or insider participation in compensation decisions.

Nominating and Governance Committee

     The Nominating and Governance Committee (i) identifies individuals qualified to become Board members and recommends director nominees to the Board; (ii) recommends director nominees to the Board to serve on each committee of the Board; (iii) recommends to the Board the Corporate Governance Guidelines and Code of Business Conduct and Ethics applicable to the Company; and (iv) leads the Board in its performance review of the Board, each committee of the Board and management. The responsibilities of the Nominating and Governance Committee are more fully described in its charter. The Nominating and Governance Committee met two times during fiscal year 2007. The current members of the Nominating and Governance Committee are Claire L. Arnold (Chair), Kevin T. Clayton, James A. Haslam, III, Bernard Lanigan, Jr., John B. McKinnon, Dr. Donald Ratajczak, and Stephen I. Sadove. The Board of Directors has determined that each member of the Nominating and Governance Committee is independent as independence for nominating committee members is defined under the NYSE corporate governance requirements.

     The Nominating and Governance Committee has adopted a formal policy and procedure with regard to the consideration of any director candidates recommended by shareholders. Consistent with these procedures, the Nominating and Governance Committee will consider director candidates recommended by the Company’s shareholders. Recommendations may be sent to the Nominating and Governance Committee, c/o Secretary, Ruby Tuesday, Inc., 150 West Church Avenue, Maryville, Tennessee 37801.

     The Nominating and Governance Committee identifies potential nominees for director through a variety of business contacts including current directors, community leaders and shareholders. To the extent necessary, the Nominating and Governance Committee may retain professional search firms and other advisors to identify potential candidates.

     In considering potential candidates for election to the Company’s Board of Directors, the Nominating and Governance Committee observes the following guidelines, among other considerations: (i) the composition of the Board of Directors must include a majority of independent directors; (ii) each director nominee shall be selected without regard to sex, race, religion or national origin; (iii) each director nominee should be an individual of the highest character and integrity and have an inquiring mind, vision and the ability to work well with others; (iv) each director nominee should be free of any conflict of interest that would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director; (v) each director nominee should possess substantial and significant experience that would be of particular importance to the Company in the performance of the duties of a director; (vi) each director nominee should have sufficient time available to devote to the affairs of the Company in order to carry out the responsibilities of a director, including, without limitation, consistent attendance at Board of Directors and committee meetings and advance review of Board of Directors and committee materials; and (vii) each director nominee should have the capacity and desire to represent the balanced, best interests of the shareholders as a whole and not primarily a special interest group or constituency.

     If the Nominating and Governance Committee determines that a potential candidate may be qualified to serve on the Board of Directors, at least one member of the Nominating and Governance Committee and the Chairman of the Board of Directors and Chief Executive Officer will interview such candidate. The Nominating and Governance Committee then determines whether to recommend to the Board of Directors that a candidate be nominated for approval by the shareholders. The manner in which the Nominating and Governance Committee evaluates a potential candidate does not differ based on whether the candidate is recommended by a shareholder of the Company.

     With respect to nominating existing directors, the Nominating and Governance Committee reviews relevant information available to it, including the most recent Board of Directors evaluations for such candidates, the number of meetings attended, level of participation, biographical information, professional qualifications and overall contribution to the Company.

     In addition, the Company’s Articles of Incorporation provide that any shareholder entitled to vote generally in the election of directors may nominate one or more persons for election as directors so long as written notice of such shareholder’s intent to make such nomination has been given no later than ninety (90) days in advance of the Annual Meeting. Each notice of intent to nominate one or more persons for the election of directors must set forth (i) the name and address of the shareholder making the nomination and the person or persons being nominated; (ii) a representation that the shareholder is a holder of Common Stock entitled to vote at the Annual Meeting and that the shareholder will appear either in person or by proxy at the Annual Meeting; (iii) a description of any arrangements between the shareholder and the person or persons being nominated pursuant to which the shareholder intends to make the nomination; (iv) such other information regarding each nominee as would be required by the proxy rules of the SEC if the nominee were to be nominated by the Board of Directors; and (v) the consent of each nominee to serve as a director of the Company.

Policy with Regard to Directors’ Attendance at Annual Meeting of Shareholders

     The Board of Directors has adopted a policy requiring that, absent unusual circumstances, members of the Board of Directors are expected to attend each annual meeting of the shareholders of the Company. All of the members of the fiscal year 2007 Board of Directors attended the 2006 Annual Meeting of Shareholders.

Policy by Which a Presiding Director is Chosen to Chair Executive Sessions of Non-Management Directors

     A majority of the non-management directors selects one non-management director to serve as the Chair of the executive sessions of the non-management directors. The non-management directors met without management present in executive sessions four (4) times during fiscal year 2007.

Procedure for Shareholder Communication with Directors

     All interested parties may send communications to the Board of Directors, to individual directors, or to the non-management directors as a group by mail c/o Secretary, Ruby Tuesday, Inc., 150 West Church Avenue, Maryville, Tennessee 37801. All interested parties may also send communications to the Board of Directors as a group by electronic mail in care of Scarlett May, Vice President, General Counsel and Secretary at boardofdirectors@rubytuesday.com. Communications addressed to the non-management members of the Board of Directors are reviewed by the Secretary and directed to the appropriate director or directors for their consideration. The Secretary may not filter out any direct communications from being presented to the non-management members of the Board of Directors without instruction from directors. The Secretary maintains a record of all communications received that were addressed to one or more directors, including those determined to be inappropriate communications. Such record includes the names of the addressee, the disposition by the Secretary, and in the case of communications determined to be inappropriate, a brief description of the nature of the communication. The Secretary will provide a copy of the record upon request of any member of the Board of Directors.

CORPORATE GOVERNANCE

     The Company is committed to the highest standards of integrity and corporate governance. The Company believes that its corporate governance policies and practices meet or exceed the requirements of the Sarbanes-Oxley Act of 2002, the rules of the SEC and the NYSE listing standards regarding corporate governance. In particular:

  the Board of Directors has adopted Categorical Standards of Director Independence;

  the Board of Directors has determined that all of the non-management directors are independent as independence of directors is defined under the NYSE corporate governance requirements and under the Company’s Categorical Standards;

  all committees of the Board of Directors are composed of directors who are independent as independence of directors is defined under the NYSE corporate governance requirements and under the Company’s Categorical Standards;

  the Board of Directors has determined that all of the members of the Audit Committee are independent as independence for audit committee members is defined under the NYSE corporate governance requirements and under the Company’s Categorical Standards;

  the Board of Directors has established a Nominating and Governance Committee, which adopted its own charter;

  the Board of Directors adopted Corporate Governance Guidelines; and

  the Board of Directors adopted a Code of Business Conduct and Ethics applicable to all of the Company’s employees, including its executive officers.

     The Company’s Audit Committee Charter, Compensation Committee Charter, Nominating and Governance Committee Charter, Code of Business Conduct and Ethics, Corporate Governance Guidelines, Categorical Standards of Director Independence and Code of Ethical Conduct for Financial Professionals can be found on the Company’s website at www.rubytuesday.com. These materials are also available in print, without charge, upon request directed to the Secretary, Ruby Tuesday, Inc., 150 West Church Avenue, Maryville, Tennessee 37801.

COMPENSATION DISCUSSION AND ANALYSIS

     The following discussion provides information concerning the compensation of the Company’s Chief Executive Officer, Chief Financial Officer, and each of the three (3) other executive officers of the Company who were the most highly compensated and whose salary and bonus exceeded $100,000 in fiscal year 2007 (collectively, these persons are hereinafter referred to as the “Named Executives”). For fiscal year 2007, the Named Executives were Samuel E. Beall, III, Marguerite N. Duffy, Kimberly Grant, Nicolas Ibrahim and A. Richard Johnson.

Responsibility for Setting Executive Compensation Philosophy

     The Compensation Committee of the Company’s Board of Directors is responsible for setting the Company’s philosophy regarding executive compensation. The Compensation Committee is comprised entirely of non-employee directors and acts pursuant to a charter that has been approved by the Board and is annually reviewed by the Compensation Committee. In its efforts to implement appropriate executive compensation packages for the Company, the Compensation Committee is assisted by E&Y. In addition, the Company’s Senior Vice President – Chief People Officer provides support and background data concerning current compensation practices to the Compensation Committee and its consultants.

Overall Compensation Philosophy

     The overall objectives of the Company’s compensation program are to attract and retain the best possible executive talent and to motivate the Company’s executives to achieve the goals of the Company’s business strategy through a “pay for performance” compensation structure. Specifically, the Company’s compensation structure seeks to reward executive performance that maximizes return to shareholders, prudently invests capital, and increases the Company’s sales.

     The key components of the Company’s executive compensation packages are base salary, annual cash incentive opportunities, and equity ownership devices. These components are used to provide a mixture of short-term cash compensation, which is intended as an immediate reward for positive results, and long-term equity incentives, which are intended to reward good decisions and consistent long-term results, align shareholder and executive interests, and provide a retention tool for the Company.

     It is the Company’s intention to benchmark total compensation, as well as each component of compensation, against the practices of similarly situated companies. E&Y assists the Company in identifying those companies against which it should measure the reasonableness of its compensation packages (the “Peer Group”). For fiscal year 2007, this Peer Group consisted of twenty-six (26) publicly traded, highly-performing restaurant and retail companies that were similar in size to the Company. These companies are listed below:

Ann Taylor Stores Corp.	Applebee’s International, Inc.
Barnes & Noble, Inc.	Brinker International, Inc.
California Pizza Kitchen, Inc.	CBRL Group, Inc.
Cheesecake Factory, Inc.	Chico’s FAS, Inc.
CKE Restaurants, Inc.	Claire’s Stores, Inc.
Darden Restaurants, Inc.	Foot Locker, Inc.
Getty Images, Inc.	Hot Topic, Inc.
Landry’s Restaurants, Inc.	Lone Star Steakhouse & Saloon, Inc.
O’Reilly Automotive, Inc.	Omnicare, Inc.
Outback Steakhouse, Inc.	PF Chang’s China Bistro, Inc.
Pacific Sunwear of California, Inc.	RARE Hospitality International, Inc.
Regis Corp.	SUPER VALU Inc.
Wendy’s International, Inc.	YUM! Brands, Inc.

     Additionally, E&Y provides information regarding the compensation practices of the Company’s Peer Group. The Company’s goal is to pay total compensation to its Chief Executive Officer that is comparable to the compensation of chief executive officers of companies whose compensation practices are in the 75th to 90th percentile of the Peer Group. For other executives, the Company’s goal is to pay total compensation comparable to the compensation of similarly situated executives of companies in the 50th to 75th percentile of the Peer Group. In addition, the Company strives to align each component of total compensation with the corresponding compensation component for the Peer Group. Thus, the guidelines for allocation between base salary, annual cash incentive opportunities, and equity ownership, as well as the amounts awarded in each category, are identical to the guidelines for total compensation. The goal for each component is to pay amounts comparable to companies in the 75th to 90th percentile of the Peer Group for the Chief Executive Officer and the 50th to 75th percentile for other executives.

     During its July 11, 2006 meeting, the Compensation Committee considered certain recommendations offered by E&Y regarding the mix of components that comprise total compensation packages. E&Y recommended, based upon Peer Group practices, that this mix be modified to increase base salaries, decrease bonuses, and reduce long-term incentives. The Compensation Committee accepted the recommendations of E&Y on July 11, 2006, resulting in a compensation mix that is more consistent with current trends among the Peer Group members and with the Company’s status as a maturing company.

     In addition to the key components, the Company sponsors an executive retirement plan and a deferred compensation plan and provides certain other benefits to all executives of the Company, as well as severance and change-of-control benefits to the Chief Executive Officer, each of which are more fully described below.

Key Components of Compensation

Base Salaries

     A portion of each executive’s compensation is comprised of base salary because the Compensation Committee believes it is appropriate to provide predictability and a fixed, liquid component in the compensation package. The Company’s general approach for base compensation of its executives, including the Chief Executive Officer and the Named Executives, is to establish salary ranges for position classes with market targets that are in the 75th to 90th percentile of the Peer Group for the Chief Executive Officer and in the 50th to 75th percentile for the other executives. Each salary range provides a lower and upper limit on the value of the positions assigned to that range. Individual base salaries are based upon a number of considerations including time in the position and individual performance.

     Base salaries for executives are generally set by the Compensation Committee at its meeting in July. Any modifications made at that meeting are implemented retroactively as of the first day of the then-current fiscal year. Adjustments to base salaries and salary ranges reflect the Compensation Committee’s assessment of average movement in the competitive market as well as improvement in individual performance. The Chief Executive Officer’s base salary is governed by his employment agreement, described in more detail below. Otherwise, the Compensation Committee is free to set executive base salaries at a level deemed appropriate for the individual executive and his or her position. While setting base salaries, the Compensation Committee is mindful of its goal to keep executive base salaries comparable to the base salaries of similar executives at companies in the 50th to 75th percentile of the Peer Group.

Annual Cash Incentive Compensation

     The Company’s annual incentive plan directly links annual cash incentive payments to the accomplishment of predetermined and Board-approved financial and operating goals. It provides cash compensation to the Named Executives to the extent that these goals are met.

     Annual cash incentive plans are established by the Compensation Committee for all executives of the Company, with the exception of the Chief Executive Officer whose incentives are separately determined pursuant to the 2006 Executive Incentive Compensation Plan (“Executive Incentive Plan”). In determining these plans, the Compensation Committee considers each executive’s respective organizational level and responsibilities, as well as competitive market practices. It is the Compensation Committee’s goal to offer annual incentive plans that provide compensation comparable to the incentive compensation available to similarly situated executives at companies in the 75th to 90th percentile of the Peer Group for the Chief Executive Officer and the 50th to 75th percentile for other executives.1
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1     For the purposes of benchmarking annual cash incentive compensation, it is assumed that each executive will achieve “target” goals.

     Corporate performance goals are established by the Compensation Committee at the beginning of each fiscal year. These goals are closely aligned with the Company’s overall business strategy of maximizing return to shareholders, prudently investing capital, and increasing the Company’s sales and are designed to emphasize those areas in which the Compensation Committee wishes to incent executive performance. In setting the performance goals, the Compensation Committee attempts to provide targets that are ambitious enough to drive executive performance while being conscious of the need to attract and retain top executive talent. The Compensation Committee retains the discretion to increase or decrease annual incentive payments based upon a number of factors, including failure to meet Company performance standards or adhere to the Company’s core values.

     For fiscal year 2007, the performance goals for executives and certain eligible employees of the Company’s Restaurant Support Center were tied to (i) growth in earnings per share,2 (ii) growth in same-restaurant sales,3 and (iii) return on invested capital.2 Each of these goals was weighted with individual weightings ranging between twenty-five percent (25%) and fifty percent (50%).

     For Named Executives other than the Chief Executive Officer, annual incentive compensation was awarded as follows, depending on the structure of the individual executive’s incentive plan:

  If “entry” goals were met                  25% - 40% of base salary
  If “target” goals were met                 50% - 80% of base salary
  If “superior” goals were met             75% - 120% of base salary
  If “maximum” goals were met          100% - 160% of base salary

     Performance for fiscal year 2007 measured against the objectives contained in the incentive plans resulted in no incentive compensation to the Named Executives. At its July 2007 meeting, however, the Compensation Committee exercised its discretion and adjusted the earnings per share growth calculation to exclude the financial impact of the bankruptcy of Specialty Restaurant Group, LLC (“SRG”). SRG is the limited liability company to whom the Company sold the American Cafe and Tia’s Tex Mex concepts in November 2000. SRG declared Chapter 11 bankruptcy in February 2007, which resulted in costs to the Company related to the settlement of leases for which the Company has primary liability.

     Based on this adjusted earnings per share growth calculation, performance for fiscal year 2007 resulted in awards of incentive compensation for each of the Named Executives as reflected in the “Summary Compensation Table.” Such awards to the Named Executives generally represented approximately sixteen percent (16%) to eighteen percent (18%) of the total incentive awards that could have been earned by such Named Executives.

Equity Ownership

     The Company believes that equity ownership plays a key role in aligning the interests of Company personnel with Company shareholders. To reinforce this philosophy, ownership requirements for the Company’s Common Stock have been developed for the Company’s top executives. The following requirements apply to various organization levels: Chief Executive Officer, one hundred thousand (100,000) shares; Senior Vice Presidents (including the Executive Vice President), fifteen thousand (15,000) shares; and certain Vice Presidents, five thousand (5,000) shares. These objectives may be accomplished through the exercise of stock options, other stock incentives, open market purchases effected by the employee on his own behalf or by his spouse or on behalf of his children under age twenty-one (21), or through participation in the Company’s Predecessor Plan. Executives must achieve target ownership levels in order to transfer restricted shares granted under the 2003 Stock Incentive Plan.
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2     When the Compensation Committee approved the performance goals for fiscal year 2007, the formula for determining whether this performance goal had been achieved excluded any impact from the Company’s adoption of SFAS 123(R).

3     For the purposes of determining growth in same-restaurant sales, the Company does not consider restaurants operated by franchisees.

     Equity awards are also the Company’s primary long-term incentive for executives and are intended both as a reward for consistently positive long-term decisions and as a retention tool for the Company. In the past, the Company has favored stock options over restricted stock. However, as the casual dining sector of the restaurant industry has matured it has become increasingly competitive. These market conditions, in addition to the recent adoption of SFAS 123(R), have led the Company to transition its equity award philosophy away from one hundred percent (100%) stock options to a position that is more focused on a blend of fifty percent (50%) stock options and fifty percent (50%) restricted stock. In addition to assisting executives in meeting ownership requirements when performance criteria are achieved, this position may be a superior retention tool in the current market because restricted stock has value even in a slow or no growth stock price environment.

     Executive Stock Option Program. The Company has an Executive Stock Option Program (“ESOP”), which provides for option grants to its executives and other key employees at the regional partner level and above, depending upon the key employee’s position within the Company. The options are issued at fair market value,4 have a five-year term, and generally vest thirty (30) months after the date of the grant.

     The number of options awarded to an executive in a given year is based upon the Company’s stated goal of providing equity compensation that is comparable to the level of equity compensation provided to similarly situated executives at companies in the 75th to 90th percentile of the Peer Group for the Chief Executive Officer and the 50th to 75th percentile for other executives. While being mindful of that goal, the Compensation Committee is generally free to award the number of options it feels is appropriate based upon an individual executive’s contribution to the Company and performance for the year.

     Restricted Stock. The Company granted a restricted stock award of 50,000 shares to its Executive Vice President, Kimberly Grant, on October 5, 2005. Pursuant to the restricted stock award agreement, one-third ( 1 / 3 ) of these shares will vest on October 5, 2008, another one-third ( 1 / 3 ) of the shares will vest on October 5, 2009, and the remaining shares will vest on October 5, 2010, provided that Ms. Grant is employed with the Company on each of these dates.

     As discussed above, the Company has begun to grant restricted stock to its executives pursuant to the terms of the 2003 Stock Incentive Plan. Vesting of the restricted stock is subject to both performance and service conditions. The service condition is generally satisfied if the employee remains employed with the Company for a period of thirty-six (36) months from the date of grant. The performance condition is satisfied to the extent the “earnings per share – diluted,” as reported by the Company in its Annual Report on Form 10-K filed with the SEC for fiscal year 2008, as adjusted according to a formula set by the Compensation Committee in the first ninety (90) days of the performance period that disregards charges related to the adoption of new tax and accounting rules, certain high-level strategic initiatives of the Company, and external events beyond the control of the Company, shows a change compared to the “earnings per share – diluted” as reported by the Company in its Annual Report on Form 10-K filed with the SEC for fiscal year 2007, as adjusted by the formula described above, in accordance with a schedule determined by the Compensation Committee. Assuming the performance conditions are met, the restricted stock generally vests in full three (3) years from the date of the grant.
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4     The ESOP defines “fair market value” as “the closing price at which Stock shall have been sold on the last trading date prior to that date as reported by a national securities exchange selected by the Committee on which the shares of Stock are then actively traded and published in The Wall Street Journal....”

     The amount of restricted stock awarded to an executive in a given year is based upon the Company’s stated goal of providing equity compensation that is comparable to the level of equity compensation provided to similarly situated executives at companies in the 75th to 90th percentile of the Peer Group for the Chief Executive Officer and the 50th to 75th percentile for other executives. While being mindful of that goal, the Compensation Committee is generally free to award the number of restricted shares it feels is appropriate based upon an individual executive’s contribution to the Company and performance for the year.

Perquisites and Other Benefits

Perquisites

     In fiscal 2007, the Company maintained two (2) airplanes for business travel by the Company’s employees. In addition to business travel, the Board of Directors has expressed a preference for the Chief Executive Officer and his family and, upon the approval of the Chief Executive Officer, other executives and their families to use the Company’s planes for personal travel. The Chief Executive Officer and other executives are required to pay the Company in advance of such travel at the standard industry fare level as calculated by the U.S. Department of Transportation from time to time (“SIFL”). The value of this compensation to the Chief Executive Officer and Named Executives is based on the incremental cost to the Company, less the prepayment by the Named Executive at the SIFL rate, as shown in the “Summary Compensation Table.”

Executive Supplemental Pension Plan

     Eligible Named Executives of the Company participate in the Company’s Executive Supplemental Pension Plan (“ESPP”). The ESPP is a nonqualified, unfunded, defined benefit retirement plan for selected employees. As a condition of entry to the ESPP, future participants must complete five (5) years of continuous service in one or more qualifying job positions and must have achieved a minimum salary threshold, as described in the ESPP. Benefits payable under the ESPP reduce the amount of benefits payable to a participant in the Management Retirement Plan.

Management Retirement Plan

     The Company’s Management Retirement Plan (“MRP”) provides a select group of management or highly compensated employees a defined level of retirement benefits. The MRP is a nonqualified, unfunded, defined benefit retirement plan for employees with fifteen (15) or more years of credited service (as defined in the MRP) whose average annual compensation over a consecutive three (3) calendar-year period equaled or exceeded $40,000. The MRP was frozen as of June 1, 2001, so that no additional benefits have accrued and no new participants have been permitted since that date.

Retirement Plan

     The Company sponsors the Morrison Restaurants Inc. Retirement Plan (the “Retirement Plan”). Under the Retirement Plan, participants are entitled to receive benefits based upon salary and length of service. The Retirement Plan was frozen as of December 31, 1987, so that no additional benefits have accrued, and no new participants have been permitted since that date. The Retirement Plan is a tax-qualified, funded, defined benefit plan. Benefits payable under the Retirement Plan reduce the amount of benefits payable to a participant in the Executive Supplemental Pension Plan or the Management Retirement Plan, as described above.

Deferred Compensation Plan

     The Company does not offer top executives the opportunity to participate in the Company’s 401(k) Plan as their participation may reduce the opportunity for other employees to contribute due to Employee Retirement Income Security Act rules. Instead, the Company maintains the 2005 Deferred Compensation Plan (“Deferred Compensation Plan”) under which eligible employees can elect to defer the same amount of annual compensation as participants in the 401(k) may contribute to that plan. Currently, participants in the Deferred Compensation Plan may defer up to fifty percent (50%) of their annual base compensation subject to a maximum of $15,500 annually. Effective as of January 1, 2007, the Company ceased making a matching contribution for certain executives who are vested in the ESPP. For executives who have not vested in the ESPP, the Company makes a matching contribution according to the following scale:

• Up to 5 years of service	20% on the first 6% of pay up to the annual maximum
• For 5 to 10 years of service	40% on the first 6% of pay up to the annual maximum
• For 10 or more years of service	50% on the first 6% of pay up to the annual maximum

Executive Life Insurance Plan

     The Company also maintains an Executive Life Insurance Plan (“ELIP”) which provides participants with a life insurance benefit equal to four (4) times their annual base salary. Under the ELIP, the Company purchases a term life insurance policy in each participant’s name and pays the premium on such policy during the participant’s employment with the Company. At retirement, the participant may choose to assume payment of the premium to continue the coverage.

     The Company also provides a group Accidental Death & Dismemberment policy for executives who participate in the ELIP. This policy provides for coverage in the amount of four (4) times base salary up to a maximum of $1,000,000. The Company pays the premiums on this policy until coverage terminates at either retirement or separation from service.

Chief Executive Officer Compensation

     Mr. Beall’s base salary is computed pursuant to the terms of his employment agreement and based on recommendations made by the Compensation Committee (which took into consideration the terms of Mr. Beall’s employment agreement and competitive market data). Additional discussion of Mr. Beall’s employment agreement is provided in the “Employment Agreement” section of this Proxy Statement.

     The Executive Incentive Plan was approved by the shareholders at the 2006 Annual Meeting of Shareholders. Pursuant to the Executive Incentive Plan, eligible executives may earn a cash bonus determined as a percentage of their salary if predetermined performance goals are achieved by the Company. For fiscal year 2007, the Chief Executive Officer was the only executive eligible for the Executive Incentive Plan. His bonus opportunity was fifty percent (50%), one hundred percent (100%), one hundred fifty percent (150%), and one hundred seventy-five percent (175%) of his base salary if the Company achieved “entry”, “target”, “superior”, and “maximum” goals, respectively. For fiscal year 2007, these goals were based upon (i) growth in earnings per share,5 (ii) growth in same-restaurant sales,6 and (iii) return on invested capital.5 Each of these goals was weighted with individual weightings ranging between twenty-five percent (25%) and fifty percent (50%). For fiscal year 2007, the Compensation Committee adjusted the earnings per share growth calculation to eliminate the financial impact of the SRG bankruptcy.

Employment Agreement

     The Company has an employment agreement with Samuel E. Beall, III, pursuant to which Mr. Beall has agreed to serve as Chief Executive Officer of the Company until June 18, 2010. The employment agreement may continue for any subsequent renewal periods agreed to by the Company and Mr. Beall.

     Under the employment agreement as amended to date, Mr. Beall is compensated at an initial base salary rate equal to $860,000 a year, adjusted annually by an amount equal to the greater of (a) four percent (4%) of the base salary then in effect, or (b) an amount determined by the Board of Directors, or an appropriate committee thereof, based upon Peer Group competitive market data (as so adjusted from time to time, the “Base Salary”). Mr. Beall’s Base Salary for fiscal year 2008 has been set at $1,125,000. In addition, under the employment agreement, Mr. Beall is entitled to an annual bonus opportunity pursuant to the terms of the Executive Incentive Plan, based upon performance criteria approved by the Board of Directors, or an appropriate committee thereof, currently with a target bonus equal to one hundred percent (100%) of Base Salary and a maximum bonus equal to one hundred seventy-five percent (175%) of Base Salary. Under the employment agreement, Mr. Beall is also entitled to participate in such long-term incentive compensation programs as may be developed from time to time for the senior management of the Company, including annual grants of share-based compensation and life insurance coverage providing a death benefit of not less than four (4) times Base Salary, payable to such beneficiary or beneficiaries as Mr. Beall may designate. This life insurance obligation may be satisfied in whole or in part by Mr. Beall’s participation in the Company’s ELIP.
____________________

5     When the Compensation Committee approved the performance goals for fiscal year 2007, the formula for determining whether this performance goal had been achieved excluded any impact from the Company’s adoption of SFAS 123(R).

6.     For the purpose of determining growth in same-restaurant sales, the Company does not consider restaurants operated by franchisees.

     The employment agreement provides that in the event of a qualified termination of Mr. Beall’s employment following a change of control, or if the Company terminates Mr. Beall’s employment other than for cause (defined herein), Mr. Beall will be entitled to receive: (a) immediate payment of any obligations accrued but unpaid as of the date of termination; (b) immediate payment of a lump sum amount equal to three times the sum of (i) Base Salary then in effect, plus (ii) the greater of (A) the target annual bonus for the fiscal year in which the Qualified Termination occurs, or (B) the average of the last three (3) annual bonuses earned by Mr. Beall; (c) immediate payment of a pro rata portion of the target annual bonus for the fiscal year in which the Qualified Termination occurs; and (d) the provision of health, life and disability coverages to Mr. Beall and eligible dependents for a period of thirty-six (36) months at active employee rates (or cash payment equal to the cost of any such coverage to the extent such continued coverage cannot be provided pursuant to any underlying insurance policy then in effect or where such continued coverage would have adverse tax effects to Mr. Beall or other plan participants). Payment of obligations under any other employee benefit plans will be determined in accordance with the provisions of those plans; provided, however, that Mr. Beall’s accrued benefit under the ESPP will be determined by increasing Mr. Beall’s actual years of continuous service by an additional three (3) full years. These payments will be “grossed up” for any excise tax Mr. Beall may be required to pay under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).

     Pursuant to the employment agreement, Mr. Beall agreed (a) to hold the Company’s confidential information and trade secrets in strictest confidence; and (b) neither to use, duplicate, reproduce, distribute, disclose or otherwise disseminate the Company’s confidential information and trade secrets or any physical embodiments thereof nor to take any action causing, or fail to take any action necessary in order to prevent, any of the Company’s confidential information and trade secrets from losing their character or ceasing to qualify as confidential information or a trade secret. These covenants will survive the termination of the employment agreement for a period of two years following termination of the employment agreement with respect to confidential information, and with respect to trade secrets for as long as the information qualifies as a trade secret under applicable law.

     In addition, Mr. Beall agreed that during his employment by the Company and for a period of three (3) years thereafter (a) he will not (except on behalf of, or with the prior written consent of, the Company), within the United States, either directly or indirectly, on his own behalf or in the service or on behalf of others, as a principal, partner, officer, director, manager, supervisor, administrator, consultant, executive employee or in any other capacity which involves duties and responsibilities similar to those undertaken by Mr. Beall on behalf of the Company, engage in any business that is the same as or essentially the same as the business of the Company; and (b) he will not, on his own behalf or in the service or on behalf of others, solicit or recruit any employee of the Company with whom he worked or had dealings in the course of his employment with the Company. Mr. Beall also agreed that at any time during or after his employment with the Company, he will not make any disparaging remarks to the public regarding the Company or otherwise attempt to cast the Company in an unfavorable light.

     Under the employment agreement, “Cause” means, with respect to termination of Mr. Beall’s employment by the Company: (a) conviction of a felony; (b) conduct constituting a willful refusal to perform any material duty assigned by the Board of Directors; (c) conduct that amounts to fraud against the Company or its affiliates; (d) a breach of the terms of the employment agreement that is materially injurious to the Company or its affiliates; or (e) conduct that amounts to willful gross neglect or willful gross misconduct resulting in material economic harm to the Company or its affiliates.

     “Change of Control” generally means: (a) the acquisition by any individual, entity or “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty-five percent (25%) or more of the combined voting power of the then outstanding voting securities then entitled to vote generally in the election of directors; (b) a change in the composition of the Board of Directors within any twelve (12) month period such that the persons who were directors of the Company immediately before the beginning of such twelve (12) month period (the “Incumbent Directors”), or who were elected to the Board of Directors by, or on the recommendation of or with the approval of, at least two-thirds (2/3) of the directors who then qualified as Incumbent Directors, shall cease to constitute at least a majority of the Board of Directors; provided, however, that no director whose initial assumption of office is in connection with an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) relating to the election of directors shall be deemed to be an Incumbent Director; (c) the approval by the shareholders of the Company of a reorganization, merger or consolidation, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities; (d) the sale, transfer or assignment of all or substantially all of the assets of the Company and its affiliates to any third party; or (e) the liquidation or dissolution of the Company.

     “Qualified Termination” means, during the term of the employment agreement, any one of the following events: (a) an involuntary termination of Mr. Beall’s employment by the Company other than for Cause; (b) a resignation by Mr. Beall for any reason within twelve (12) months following a Change of Control; or (c) a resignation by Mr. Beall following a Change of Control for any one of the following reasons: (i) a reduction in his then current Base Salary or a reduction in his target bonus opportunity, expressed as a percentage of Base Salary; (ii) a failure to elect or re-elect him to the positions of Chief Executive Officer and Chairman of the Board of Directors; (iii) a material diminution in his duties or responsibilities; or (iv) a change in supervisory authority such that he no longer reports directly to the Board of Directors.

     The Company estimates the value of the compensation and benefits payable under the Change of Control provisions of Mr. Beall’s employment agreement, as of the date of this Proxy Statement, if such provisions were triggered by a Change of Control, to be approximately $8.0 million. Additional discussion of the compensation and benefits payable upon a change of control is provided in the “Potential Payments upon Termination or Change in Control” section of this Proxy Statement.

Deductibility of Executive Compensation

     Section 162(m) of the Internal Revenue Code limits the amount of individual compensation for certain executives that may be deducted by the employer for federal tax purposes in any one fiscal year to $1 million unless such compensation is “performance-based.” The determination of whether compensation is performance-based depends upon a number of factors, including shareholder approval of the plan under which the compensation is paid, the exercise price at which options or similar awards are granted, the disclosure to and approval by the shareholders of applicable performance standards, the composition of the Compensation Committee, and certification by the Compensation Committee that performance standards were satisfied. In order to preserve the Company’s ability to deduct certain performance-based compensation under Section 162(m) of the Internal Revenue Code, the Compensation Committee recommended that the Company seek shareholder approval for the Executive Incentive Plan. Pursuant to the Compensation Committee recommendation, the Company submitted to the shareholders for approval, and the shareholders approved, the Executive Incentive Plan at the 2006 Annual Meeting of Shareholders. While it is possible for the Company to compensate or make awards under incentive plans and otherwise that do not qualify as performance-based compensation deductible under Section 162(m) of the Internal Revenue Code, the Compensation Committee, in structuring compensation programs for its top executive officers, intends to give strong consideration to the deductibility of awards.

COMPENSATION COMMITTEE REPORT

Board of Directors and Compensation Committee

     The Compensation Committee has reviewed and discussed the foregoing “Compensation Discussion and Analysis” with management. Based on this review, the Compensation Committee has recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement for filing with the SEC.

     The members of the Compensation Committee are named below.

Stephen I. Sadove (Chair)	Claire L. Arnold	Kevin T. Clayton
Bernard Lanigan, Jr.	John B. McKinnon	Dr. Donald Ratajczak

SUMMARY COMPENSATION TABLE

     The following table summarizes the total compensation paid to or earned by each of the Named Executives during fiscal year 2007.

							Change in
							Pension Value
							and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation
Principal Position	Year	($) (1)	($) (2)	($) (3)	($) (3)	($) (4)	($) (5)	($) (6)	Total ($)
Samuel E. Beall, III	2007	1,125,000	-	348,520	3,837,990	349,091	479,709	58,836	6,199,146
Chairman of the
Board, Chief
Executive Officer
and President
Marguerite N. Duffy	2007	400,000	-	15,807	602,568	74,473	145,376	16,206	1,254,430
Senior Vice
President and
Chief Financial
Officer
Kimberly M. Grant	2007	400,000	-	100,580	773,372	99,297	-	12,568	1,385,817
Executive Vice
President
Nicolas N. Ibrahim	2007	400,000	-	15,807	633,534	74,473	251,719	3,687	1,379,220
Senior Vice
President and
Chief Technology
Officer
A. Richard Johnson	2007	375,000	-	10,538	566,041	58,182	191,396	49,844	1,251,001
Senior Vice
President

____________________

(1)	Represents actual base salary payments made to the Named Executives in fiscal year 2007.

(2)	Represents non-performance based guaranteed cash payments. In fiscal year 2007, no non-performance based guaranteed cash payments were made to any Named Executive as all cash incentives were performance-based and reflected in the column, "Non-Equity Incentive Plan Compensation."

(3)	Represents compensation costs as reflected in the Company's Consolidated Financial Statements under SFAS 123(R) of performance-based restricted stock awards in the "Stock Awards" column and nonqualified stock options in the "Option Awards" column. Pursuant to SEC Rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The assumptions used in calculating the SFAS 123(R) grant date fair value of these awards are disclosed in Note 9 of the Company's Annual Report on Form 10-K for the fiscal year ended June 5, 2007.

(4)	Represents payouts under the Executive Incentive Plan for Mr. Beall, and the 2006 Cash Bonus Plan ("Cash Bonus Plan") for the other Named Executives. Further discussion on the Executive Incentive Plan and non-equity incentive awards for other Named Executives can be found in the "Annual Cash Incentive Compensation" section of the “Compensation Discussion and Analysis” section of this Proxy Statement.

(5)	Represents the actuarial increase during fiscal year 2007 in the pension value provided under pension plans as we do not pay above-market or preferential earnings on non-qualified deferred compensation.

(6)	All Other Compensation is as follows:

		Registrant
		Contributions	Personal
		to Defined	Use of
		Contribution	Company
Name	Insurance ($)	Plans ($)	Aircraft ($)	Total ($)
S. E. Beall, III	22,858	2,352	33,626	58,836
M. N. Duffy	2,726	5,048	8,432	16,206
K. M. Grant	225	3,924	8,419	12,568
N. N. Ibrahim	225	3,462	-	3,687
A. R. Johnson	24,282	-	25,562	49,844

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2007

								All Other
								Option		Grant
								Awards:	Exercise	Date Fair
								Number of	or Base	Value of
		Estimated Possible Payouts Under			Estimated Possible Payouts			Securities	Price of	Stock and
		Non-Equity Incentive Plan			Under Equity Incentive Plan			Underlying	Option	Option
		Awards (1)			Awards (2)			Options (3)	Awards (4)	Awards (5)
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	($/Sh)	($)
S. E. Beall, III	07/10/06	562,500	1,125,000	1,968,750
	04/11/07				40,012	80,024	120,036			2,255,877
	04/11/07							305,260	28.19	2,332,217
M. N. Duffy	07/10/06	120,000	240,000	480,000
	04/11/07				5,587	11,174	16,761			314,995
	04/11/07							42,625	28.19	289,569
K. M. Grant	07/10/06	160,000	320,000	640,000
	04/11/07				11,174	22,348	33,523			629,990
	04/11/07							85,250	28.19	579,137

N. N. Ibrahim	07/10/06	120,000	240,000	480,000
	04/11/07				5,587	11,174	16,761			314,995
	04/11/07							42,625	28.19	289,569
A. R. Johnson	07/10/06	93,750	187,500	375,000
	04/11/07				3,724	7,449	11,174			209,987
	04/11/07							28,417	28.19	193,048
____________________

(1)	Represents the potential payout range as established by the Executive Incentive Plan for Mr. Beall and the Cash Bonus Plan for the other Named Executives. The Cash Bonus Plan payout range is from twenty-five percent (25%) to one hundred sixty percent (160%) for Named Executives other than Mr. Beall. The Executive Incentive Plan payout range for Mr. Beall is from fifty percent (50%) to one hundred seventy-five percent (175%). Further discussion on the Executive Incentive Plan and non-equity incentive awards for other Named Executives can be found in the "Annual Cash Incentive Compensation" section of the “Compensation Discussion and Analysis” section of this Proxy Statement. The actual fiscal year 2007 payout can be found in the “Summary Compensation Table” in the column titled "Non-Equity Incentive Plan Compensation."

(2)	Represents the potential payout range of performance-based restricted stock units granted in fiscal year 2007. Awards vest based on the achievement of performance-based objectives in earnings per share change for fiscal year 2008. The threshold award equals fifty percent (50%) of the target award and the maximum award represents one hundred fifty percent (150%) of the target award. With the exception of Mr. Beall, and in the absence of the Named Executive’s death, disability or a change in control, a minimum service requirement of thirty-six (36) months must be achieved in addition to the performance-based objectives for the awards to vest. In addition to being deemed fully earned upon the occurrence of one of the events described above, should Mr. Beall choose to retire after April 11, 2008 under the provisions of the ESPP, Mr. Beall's restricted stock award would vest based upon attainment of the earnings per share performance condition previously described.

(3)	Represents nonqualified stock options granted with a five-year term. All awards vest over a thirty (30) month period.

(4)	Represents the closing stock price of a Ruby Tuesday, Inc. common share on April 10, 2007, the day before the grant date.

(5)	Represents the grant date fair value of the equity awards as determined in accordance with SFAS 123(R). Amounts shown for the performance-based restricted stock awards reflect payouts at target. The assumptions used in calculating the SFAS 123(R) grant date fair value of these awards are disclosed in Note 9 of the Company's Annual Report on Form 10-K for the fiscal year ended June 5, 2007.

2007 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards				Stock Awards
							Equity	Equity
					Number		Incentive	Incentive
					of		Plan Awards:	Plan Awards:
					Shares	Market	Number of	Market or
	Number of	Number of			or Units	Value of	Unearned	Payout Value
	Securities	Securities			of Stock	Shares or	Shares, Units	of Unearned
	Underlying	Underlying			That	Units of	or Other	Shares, Units
	Unexercised	Unexercised			Have	Stock	Rights That	or Other
	Options	Options	Option	Option	Not	That	Have Not	Rights That
	Exercisable	Unexercisable	Exercise	Expiration	Vested	Have Not	Vested	Have Not
Name	(#)	(#) (1)	Price ($)	Date	(#) (2)	Vested ($)	(#) (3)	Vested ($)
S. E. Beall, III	421,580		17.93	04/08/08
	156,000		9.47	12/01/08
	1,623		29.71	12/02/08
	245,185		11.88	12/18/08
	1,506		32.00	03/02/09
	451,091		33.00	04/06/09
	1,677		28.79	06/01/09
		482,667	25.30	03/30/10
		516,454	30.14	03/28/11
		305,260	28.19	04/10/12			40,012	1,086,326
		201,884	18.44	12/18/12
M. N. Duffy	987		29.71	12/02/08
	915		32.00	03/02/09
	90,000		33.00	04/06/09
	1,017		28.79	06/01/09
		90,000	25.30	03/30/10
		100,000	30.14	03/28/11
		42,625	28.19	04/10/12			5,587	151,687
K. M. Grant (4)	738		23.36	09/02/08
	1,740		29.71	12/02/08
	1,236		32.00	03/02/09
	101,000		33.00	04/06/09
	1,374		28.79	06/01/09
		90,000	25.30	03/30/10
		360	28.55	02/28/11
		150,000	30.14	03/28/11
		378	27.18	06/06/11
		85,250	28.19	04/10/12			11,174	303,374
					50,000	1,357,500

N. N. Ibrahim	987		29.71	12/02/08
	915		32.00	03/02/09
	100,000		33.00	04/06/09
	1,017		28.79	06/01/09
		100,000	25.30	03/30/10
		100,000	30.14	03/28/11
		42,625	28.19	04/10/12	5,587	151,687
A. R. Johnson	40,000		17.93	04/08/08
	930		29.71	12/02/08
	864		32.00	03/02/09
	90,000		33.00	04/06/09
		90,000	25.30	03/30/10
		90,000	30.14	03/28/11
		28,417	28.19	04/10/12	3,724	101,107
____________________

(1)	The vesting dates for each unexercisable stock option award are as follows:

Stock Option
Expiration Date	Vesting Date
03/30/10	09/30/07
02/28/11	02/29/08
03/28/11	09/28/08
06/06/11	06/06/08
04/10/12	10/11/09
12/18/12	06/18/10

(2)	Represents restricted stock award granted on 10/05/05. The vesting dates of the award are as follows:

Number of
Restricted Shares	Vesting Date
16,667	10/05/08
16,667	10/05/09
16,666	10/05/10

(3)	Represents performance-based restricted stock units which will vest and payout based on the achievement of earnings per share goals for fiscal year 2008. The number of shares displayed reflects the threshold number of shares that will be earned if the Company meets or exceeds its threshold fiscal year 2008 earnings per share goal. With the exception of Mr. Beall, and in the absence of the Named Executive’s death, disability or a change in control (but only if the date of the event occurs after the last day of the Company’s 2008 fiscal year), a minimum service requirement of thirty-six (36) months must be achieved in addition to the performance-based objectives for the awards to vest. In addition to being deemed fully earned upon the occurrence of one of the events described above, should Mr. Beall choose to retire after April 11, 2008 under the provisions of the ESPP, Mr. Beall's restricted stock award would vest based upon attainment of the earnings per share performance condition previously described.

(4)	Includes outstanding equity awards held by Ms. Grant's spouse as follows:

Number of Options	Expiration Date
738	09/02/08
579	12/02/08
159	03/02/09
1,000	04/06/09
177	06/01/09
360	02/28/11
378	06/06/11

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2007

     The following table presents information regarding exercises of options to purchase shares of Common Stock during fiscal year 2007 by the Named Executives.

	Option Awards		Stock Awards
	Number of		Number of	Value
	Shares		Shares	Realized
	Acquired on	Value Realized	Acquired on	on
Name	Exercise (#)	on Exercise ($)	Vesting (#)	Vesting ($)
S. E. Beall, III	175,819	859,291	-	-
M. N. Duffy	182,784	1,570,464	-	-
K. M. Grant (1)	66,500	601,049	-	-
N. N. Ibrahim	76,854	550,484	-	-
A. R. Johnson	140,000	1,144,914	-	-
____________________

(1)	Includes exercises by Ms. Grant’s spouse of 1,500 options with a realized value of $17,245.

NONQUALIFIED DEFERRED COMPENSATION

			Aggregate
	Executive	Registrant	Earnings		Aggregate
	Contributions	Contributions	in Last	Aggregate	Balance at
	in Last Fiscal	in Last Fiscal	Fiscal	Withdrawals/	Last Fiscal
Name	Year ($) (1)	Year ($) (2)	Year ($)	Distributions ($)	Year-End ($)
S. E. Beall, III	5,881	2,352	30,285	-	758,135
M. N. Duffy	16,750	5,048	16,744	-	596,508
K. M. Grant	8,569	3,925	15,003	21,391	277,272
N. N. Ibrahim	17,808	3,462	23,051	-	458,192
A. R. Johnson	-	-	-	-	-
____________________

(1)	Represents the base salary deferred by each Named Executive during fiscal year 2007. These deferrals are included in the "Salary" column of the "Summary Compensation Table."

(2)	Represents the matching contributions credited to each Named Executive during fiscal year 2007. These amounts are included in the "All Other Compensation" column of the "Summary Compensation Table."

     A description of the Deferred Compensation Plan can be found in the “Deferred Compensation Plan” section of the “Compensation Discussion and Analysis” section of this Proxy Statement.

2007 PENSION BENEFITS

				Payments
		Number	Present	During
		of Years	Value of	Last
		Credited	Accumulated	Fiscal
Name	Plan Name	Service (#)	Benefit ($)	Year ($)
S. E. Beall, III	Ruby Tuesday, Inc. Executive	35	7,243,767	-
	Supplemental Pension Plan
	Morrison Retirement Plan		184,178	-
M. N. Duffy	Ruby Tuesday, Inc. Executive	17	591,868	-
	Supplemental Pension Plan
K. M. Grant	Ruby Tuesday, Inc. Executive	-	-	-
	Supplemental Pension Plan
N. N. Ibrahim	Ruby Tuesday, Inc. Executive	10	251,719	-
	Supplemental Pension Plan
A. R. Johnson	Ruby Tuesday, Inc. Executive	15	662,671	-
	Supplemental Pension Plan

     Messrs. Beall, Ibrahim, Johnson, and Ms. Duffy, have an accumulated benefit under the provisions of the ESPP. Additionally, Mr. Beall has an accumulated benefit under the provisions of the Retirement Plan. Key actuarial assumptions for the present value of accumulated benefit calculation can be found in Note 8 of the Company’s Annual Report on Form 10-K for the fiscal year ended June 5, 2007.

     Material terms and conditions of the ESPP and Retirement Plan are described below.

Executive Supplemental Pension Plan

     A participant’s accrued benefit in the ESPP equals two and one-half percent (2 1/2%) of the participant’s highest five-year average base salary multiplied by the participant’s years and fractional years of continuous service (as defined in the ESPP) not in excess of twenty (20) years; plus one percent (1%) of the participant’s highest five (5) year average base salary multiplied by the participant’s years and fractional years of continuous service in excess of twenty (20) years, but not in excess of thirty (30) years of such service; less the retirement benefit payable in the form of a single life annuity payable to the participant under the Retirement Plan; and less an offset for Social Security benefits calculated based on the most generous formula in effect under the Social Security laws during the participant’s membership in the ESPP. Base salary includes commissions but excludes bonuses and other forms of remuneration other than salary. Benefits are paid to a participant in the same manner as benefits may be paid under the Retirement Plan and become vested if the participant has completed ten (10) years of service. Normal retirement age for purposes of the ESPP is age sixty (60), although a participant with at least five (5) years of service may retire with an actuarially reduced benefit as early as age fifty-five (55). Supplemental early retirement provisions allow designated participants to receive unreduced benefits, enhanced benefits, and/or early commencement of benefit payments, depending upon age and service criteria specified in the ESPP. A participant’s receipt of unreduced early retirement benefits is conditioned upon not competing with the Company for a period of two (2) years following retirement.

Retirement Plan

     A participant’s accrued annual benefit is determined generally by adding (A) and (B) below, as applicable:

(A) one-fourth percent ( 1 / 4%) of pay up to that year’s Social Security Wage Base, plus one and one-fourth percent (1 1 / 4%) of pay over the Social Security Wage Base for each credited year of service (as defined in the Retirement Plan) commencing on or after January 1, 1986; and

(B) one-fourth percent ( 1 / 4%) of average pay for the highest consecutive five years from 1976 through 1985 up to $14,400, plus one and one-fourth percent (1 1 / 4%) of such pay in excess of $14,400, multiplied by the number of credited years of service with the Company up to January 1, 1986.

     Normal retirement age for purposes of the Retirement Plan is age sixty-five (65), although a participant with at least five (5) years of service may retire with a reduced benefit as early as age fifty-five (55). Generally, benefits are paid in the form of a single life annuity if the participant is unmarried, or a joint and survivor annuity if the participant is married, unless an alternative form of benefit payment is selected by the participant from among a range of options made available under the Retirement Plan. A participant’s accrued benefit becomes vested upon completion of five (5) years of service after age eighteen (18).

SECURITIES AUTHORIZED FOR ISSUANCE
UNDER EQUITY COMPENSATION PLANS

     The following table presents information as of the end of fiscal year 2007 with respect to equity compensation plans of the Company:

	(a)	(b)	(c)
	Number of	Weighted-	Number of Securities
	Securities to be	Average Exercise	Remaining Available for
	Issued Upon	Price of	Future Issuance Under
	Exercise of	Outstanding	Equity Compensation
	Outstanding	Options,	Plans (Excluding
	Options, Warrants	Warrants and	Securities Reflected in
Plan Category	and Rights (#)	Rights ($)	Column (a)) (#)
Equity compensation plans approved by
security holders	7,060,372 (1)	26.74 (4)	2,013,685
Equity compensation plans not
approved by security holders (2)	545,923 (3)	18.91 (4)	0 (5)
Total	7,606,295	26.58 (4)	2,013,685
__________________

(1)	This amount includes 296,303 restricted stock units that, if and when vested, will be settled in shares of Company Common Stock.

(2)

The equity compensation plans in this category are the Predecessor Plan and the 2003 Stock Incentive Plan. Grants of equity incentives are not reflected in this category. The material features of these plans are described in Note 9, to the Company’s Consolidated Financial Statements for fiscal year 2007.

(3)	Includes 381,506 share equivalent units outstanding under the Predecessor Plan and shares subject to options issued under the 2003 Stock Incentive Plan before it was approved by the shareholders.

(4)	Represents weighted average exercise price of outstanding options only.

(5)	Does not reflect shares that may become issuable under the Predecessor Plan because the Company does not have a specific number of shares reserved for issuance thereunder.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

     The information below describes and quantifies certain payments and benefits that would be provided under existing contracts, agreements, plans or arrangements, whether written or unwritten, for various scenarios involving a change in control or termination of employment of each of the Named Executives, assuming a June 5, 2007 termination date or change in control date and, where applicable, using a closing price of $27.15 per share for the Company’s Common Stock on that date.

     Due to the number of factors that affect the nature and amount of any payments or benefits provided upon the events discussed below, any actual amounts paid or distributed may be different.

Deferred Compensation

     The Named Executives are eligible to participate in two (2) deferred compensation plans. Deferrals made prior to 2005 were made under the Predecessor Plan and deferrals in 2005 and later were made under the Deferred Compensation Plan. Mr. Johnson does not participate in either plan. Messrs. Beall and Ibrahim and Mses. Duffy and Grant participate in both plans.

     The last column of the “Nonqualified Deferred Compensation Table” reports each Named Executive’s aggregate balance in the Predecessor Plan and the Deferred Compensation Plan at June 5, 2007. If the Named Executives had terminated employment on the last day of fiscal year 2007, the Company would have been required to distribute from its general assets to each Named Executive the amount in his or her deferred compensation account. As described below, the timing and form of distribution would have depended upon the participant’s election, the plan rules, and, in the case of distributions under the Predecessor Plan, the discretion of the plan administrator. The account balances continue to be credited with increases and decreases reflecting changes in the value of the underlying investments; therefore, amounts received by the Named Executives will differ from those shown in the “Nonqualified Deferred Compensation Table.”

     Distributions from the Predecessor Plan are made at termination of employment, retirement, disability, or death and are either in a lump sum or annual or more frequent installments, as determined by the plan administrator.

     The timing and form of distributions under the Deferred Compensation Plan are determined by the elections of each plan participant. A participant’s election may be different for each annual deferral, and under certain circumstances, a participant may change one or more of his or her annual deferral elections. Under the default rule, deferrals are paid in a lump sum in January immediately following the later of the calendar year in which the participant attains age fifty-five (55) or employment is terminated. However, if the participant is still employed when he or she attains age sixty-five (65), benefits under the Deferred Compensation Plan will be paid in the form of a lump sum distribution no later than the end of January following the year in which the participant attains age sixty-five (65). As an alternative to the default rule, a participant may elect one of the following payment choices: (1) payment in a lump sum in the January of a year of the participant’s choice or, if earlier, in the month of January following the calendar year in which the participant terminates employment, or (2) payment in annual installments for a period of the participant’s choice not exceeding ten (10) years, commencing in the January of a year of the participant’s choice or, if earlier, commencing in the month of January following the calendar year in which the participant terminates employment. Notwithstanding a participant’s elections, if a participant had died on the last day of fiscal year 2007, the participant’s beneficiary would have received a lump sum distribution of the full value of the participant’s accrued benefit.

Equity Awards

     The Named Executives have received grants of both stock options and restricted stock. Ms. Grant received a grant of 50,000 restricted shares on October 5, 2005. If Ms. Grant’s employment is terminated for any reason, any of the 50,000 restricted shares that are not vested at the time of the termination will be forfeited. With the exception of the one-time grant of 50,000 restricted shares to Ms. Grant, restricted stock awarded to the Named Executives is subject to both performance and service conditions. Vesting of restricted stock awards, other than the one-time grant of 50,000 restricted shares to Ms. Grant, will be accelerated upon certain events, but only if the date of the event occurs after the last day of the Company’s 2008 fiscal year. Therefore, if a termination of employment or a change in control had occurred on the last day of the 2007 fiscal year, the vesting of restricted stock awards would not have been accelerated and the Named Executives would have forfeited all restricted stock awards.

     If any of the Named Executives’ employment were to be involuntarily terminated other than for cause, death, disability, or retirement, or if the Company experienced a change in control, any unexercisable stock options would become exercisable. In the event of termination due to early retirement, a portion of the stock options would become exercisable for Messrs. Ibrahim and Johnson and Mses. Duffy and Grant. While the early retirement provision applies to certain of Mr. Beall’s unvested stock options, this provision had no practical effect because, as of the end of fiscal year 2007, Mr. Beall met the criteria for normal retirement and such options would have fully vested in the event of Mr. Beall’s normal retirement.

     The following table provides the intrinsic value (the value of the option award based upon the Company’s closing stock price on June 5, 2007 minus the exercise price) of stock option awards that would become exercisable or vested if the Named Executive had terminated employment or if the Company had experienced a change in control as of June 5, 2007.

	Involuntary
	Termination Other		Retirement or
	Than For Cause, Death	Change in	Early Retirement,
Name of Executive	or Disability ($) (1)	Control ($) (2)	as applicable ($) (3)
S. E. Beall, III	2,651,344	2,651,344	892,934
M. N. Duffy	166,500	166,500	-
K. M. Grant	166,500	166,500	-
N. N. Ibrahim	185,000	185,000	-
A. R. Johnson	166,500	166,500	144,300
__________________

(1)

For Messrs. Ibrahim and Johnson and Mses. Duffy and Grant, “cause” is defined under the stock option award agreement and “disability” is defined under the 2003 Stock Incentive Plan. For Mr. Beall, the terms “Cause” and “Disability” have the same meaning as provided in the employment agreement between Mr. Beall and the Company.

(2)

Amounts shown in this column include amounts that are single-trigger, change in control payments. For Messrs. Ibrahim and Johnson and Mses. Duffy and Grant, “change in control” is defined under the 2003 Stock Incentive Plan. For Mr. Beall, the term “Change of Control” has the same meaning as provided in the employment agreement between Mr. Beall and the Company.

(3)

For all Named Executives, “retirement” is generally defined as a termination of service upon attainment of age sixty-five (65) or satisfaction of the Rule of 90 [if eligible]. Under the terms of the ESPP, the Rule of 90 is satisfied with regard to eligible participants when they are at least fifty-five (55) years of age and the sum of their age and years of service equals or exceeds ninety (90). However, the definition of “Retirement” applicable to certain of Mr. Beall’s stock options is a termination of service upon satisfaction of the Rule of 93. The Rule of 93 is satisfied at such time as the sum of Mr. Beall’s age and years of service equals or exceeds ninety-three (93). As of the last day of fiscal year 2007, Mr. Beall satisfied the Rule of 90 but not the Rule of 93; therefore, as shown in the table above, some but not all of Mr. Beall’s stock options would become exercisable if Mr. Beall had terminated employment on that date. “Early Retirement” is generally defined as termination of service upon attainment of at least age fifty-five (55) and prior to satisfaction of the Rule of 90 [if eligible]. In the event of Early Retirement, a portion of the stock options equal to the total number of stock options multiplied by the number of completed months of employment with the Company from the grant date until the date of early retirement and divided by thirty (30) become vested on the date of the Early Retirement. As noted in the narrative text accompanying the table, the early retirement provision would have no practical effect on the vesting of Mr. Beall’s unvested options as such options would fully vest in the event of Mr. Beall’s normal retirement. Mr. Johnson would have been eligible for Early Retirement as of the last day of the fiscal year.

Pension Benefits

     Messrs. Beall, Ibrahim, and Johnson and Ms. Duffy currently participate in the ESPP. However, the only Named Executives who would have been eligible for a benefit under the ESPP if they had retired on June 5, 2007 are Messrs. Beall and Johnson, who would have received a full benefit and an actuarially reduced benefit, respectively. Under the terms of the ESPP, these benefits are subject to forfeiture or actuarial reduction based upon certain willful misconduct or prohibited business competition by the participant.

     Generally, benefits are paid in the form of a single life annuity if the participant is unmarried, or a joint and survivor annuity if the participant is married, unless an alternative form of benefit payment is selected by the participant. The alternative forms of benefit available are lump sum, ten (10) year certain, or twenty (20) year certain. However, as of the last day of fiscal year 2007, the lump sum option was not available to Mr. Johnson.

     The present value of Mr. Beall’s accumulated benefit under the ESPP as of March 31, 2007, was $7,243,767. The present value of Mr. Johnson’s accumulated benefit under the ESPP as of March 31, 2007 was $662,671. The assumptions used to value Messrs. Beall’s and Johnson’s accumulated benefits under the ESPP are the same as those under SFAS No. 87, “Employers’ Accounting for Pensions” except that all benefits are assumed payable at the earliest age the participant can receive an unreduced benefit.

     Mr. Beall is the only Named Executive who participates in the Retirement Plan. The form of the benefit is the same as described above for the ESPP. Using the same assumptions as above for the ESPP, the present value of Mr. Beall’s accumulated benefit under the Retirement Plan as of March 31, 2007, was $184,178.

Retiree Health Insurance Plan

     Named Executives who participate in one of the three (3) pension plans (ESPP, Retirement Plan, or MRP) and terminate employment after becoming Early Retirement eligible under that pension plan are eligible, along with their spouse and dependents, to participate in the retiree health insurance plan. The Named Executive pays one hundred percent (100%) of the premium under the retiree health insurance plan. Once a Named Executive reaches age sixty-five (65), he or she is no longer eligible to participate in the retiree health insurance plan. Instead, the Company will provide $70 per month toward Medicare supplement coverage until the Named Executive’s death. Messrs. Beall and Johnson would have been eligible for this benefit following a termination of employment on the last day of fiscal year 2007.

Life Insurance

     If the Named Executives had died on June 5, 2007, the survivors of Messrs. Beall, Ibrahim, Johnson, and Mses. Duffy and Grant would have received $6,100,000, $2,100,000, $2,100,000, $2,100,000, and $2,100,000, respectively. If the Named Executives had died on June 5, 2007 as the result of an accident, the survivors of each Named Executive would have received an additional $1,000,000.

Disability

     The short-term and long-term disability plans are available generally to all salaried employees. The short-term disability benefit is equal to seventy percent (70%) of salary for twenty-two (22) weeks, and for all employees other than Mr. Beall, this benefit is limited to $10,000 per month. Assuming Mr. Beall had qualified for the short-term disability benefit on June 5, 2007, his maximum benefit under the short-term disability plan would have been $333,173. The long-term disability plan does not discriminate in scope, terms or operation in favor of executive officers of the Company.

Employment Agreement

     As described in the “Compensation Discussion and Analysis” section of this Proxy Statement, Mr. Beall is the only Named Executive with an employment agreement. Under his employment agreement, a Qualified Termination following a Change of Control or a termination other than for Cause triggers certain payments and benefits in addition to those described above. The terms “Cause,” “Change of Control,” “Disability,” “Early Retirement,” “Normal Retirement,” and “Qualified Termination” are defined in the employment agreement between Mr. Beall and the Company. This agreement also contains material provisions related to confidentiality, non-competition, non-solicitation, and non-disparagement.

     Upon any termination of employment, Mr. Beall would receive an immediate payment of any obligations accrued but unpaid as of the date of the triggering event and payment of earned but unused vacation through the end of the calendar month in which the triggering event occurs. Assuming the termination occurred on June 5, 2007, the payments would have been $0 and $112,500, respectively.

     Upon death, Disability, Normal or Early Retirement, or involuntary termination for Cause, Mr. Beall would receive payment of that portion of base salary payable through the end of the calendar month in which the triggering event occurs. Assuming the termination occurred on June 5, 2007, the payment would have been $77,885.

     Upon death, Disability, or Normal Retirement, Mr. Beall would receive payment of a pro rata portion of the annual bonus, if any, payable for the fiscal year in which the triggering event occurs with such pro rata portion paid when and as such annual bonus would normally be determined. Assuming the triggering event occurred on June 5, 2007, the payment would have been $349,091.

     In the event of Disability, Mr. Beall is entitled to payment of an amount equal to thirty (30) days of sick pay. If Mr. Beall had become disabled on June 5, 2007, he would have received a payment of $129,808.

     Upon involuntary termination other than for Cause or Qualified Termination following a Change of Control, Mr. Beall would receive:

  Immediate payment of a pro rata portion of the target annual bonus for the fiscal year in which the triggering event occurred. On June 5, 2007, the payment would have been $1,125,000;

  Immediate payment of a lump sum amount equal to the product of three (3), multiplied by the sum of (i) base salary then in effect, plus (ii) the greater of (A) the target annual bonus for the fiscal year in which the Qualified Termination or involuntary termination other than for Cause occurs, or (B) the average of the last three (3) annual bonuses earned by Mr. Beall. Assuming the triggering event occurred on June 5, 2007, the payment would have been $6,750,000;

  The provision of health, life and disability coverages to Mr. Beall and eligible dependents for a period of thirty-six (36) months at active employee rates (or cash equal to the cost of any such coverage to the extent such continued coverage cannot be provided pursuant to any underlying insurance policy then in effect or where such continued coverage would have adverse tax effects to Mr. Beall or other plan participants). Assuming the triggering event occurred on June 5, 2007, the premiums on each of the insurance policies remained at the same level, and Mr. Beall maintained the same coverages under each of the insurance policies, the value of these benefits and cash provided would have been $38,751;

  Pursuant to the terms of Mr. Beall’s employment agreement, in the event of a Qualified Termination following a Change of Control or a termination other that for Cause, Mr. Beall’s accrued benefit under the ESPP is to be determined by increasing Mr. Beall’s actual years of continuous service by an additional three (3) full years. However, due to the fact that Mr. Beall’s actual years of continuous service met or exceeded the maximum years of continuous service credited under the ESPP as of June 5, 2007, this contractual right resulted in no additional compensation to Mr. Beall, and; Reimbursement of all excise taxes that are imposed on Mr. Beall pursuant to Section 4999 of the Internal Revenue Code and any income and excise taxes that are payable by Mr. Beall as a result of any reimbursements for Section 4999 excise taxes. If the triggering event had occurred on June 5, 2007, Mr. Beall would not have been subject to excise taxes under Section 4999.

RELATED PARTY TRANSACTIONS

     In October, 2005, the Company engaged the services of Blackberry Design, an affiliate of Blackberry Hotel Company, Inc., to manage the remodel, expansion, design and furnishing of the Company’s 62-bedroom Ruby Tuesday Lodge and restaurant on a cost-plus basis. Under this arrangement, the Company paid the cost of all furnishings, fixtures, and third-party services plus a design fee of thirty-five percent (35%) of all furnishings and a fee of fifteen percent (15%) of all third-party services contracted by Blackberry Hotel Company, Inc. on behalf of the Company. This project was completed on May 8, 2006. During fiscal year 2007, Blackberry Hotel Company, Inc. was paid $109,059 in reimbursements for certain furnishings and received design fees in the amount of $26,129. Also during fiscal year 2007, the Company paid Blackberry Hotel Company, Inc. $12,782 for management programs held at Blackberry Farm. Blackberry Hotel Company, Inc. is owned by Samuel E. Beall, III, the Chairman of the Board, Chief Executive Officer and President of the Company, Mr. Beall’s spouse and their children including David Beall, an employee of the Company. Mr. Beall owns a two percent (2%) equity interest in Blackberry Hotel Company, Inc.

     Mark S. Ingram, who is a brother-in-law of Samuel E. Beall, III, is an employee of the Company. Mr. Ingram’s compensation for fiscal year 2007 consisted of base salary of $375,000, bonus compensation of $58,182, performance-based restricted stock units totaling 11,174 shares, and stock options to purchase 28,417 shares of Common Stock granted under the ESOP on April 11, 2007, which will vest on October 11, 2009 and expire on April 11, 2012.

     Bill Grant, who is the spouse of Kimberly Grant, Executive Vice President of the Company, is an employee of the Company. Mr. Grant’s compensation for fiscal year 2007 consisted of base salary of $95,000 and bonus compensation of $2,948.

     The Board of Directors has adopted a policy with regard to related party transactions pursuant to which all related party transactions with the Company must be approved in advance by the Audit Committee. All potential related party transactions must be submitted to the Secretary for subsequent submission to the Audit Committee. All related party transactions are presumed to be prohibited unless the Audit Committee determines that one of the following exceptions applies:

(1)	The terms of the proposed transaction would be reasonable under the circumstances if the Company and the related party were dealing at arms length; or

(2)	The terms of the proposed transaction are less favorable to the related party than if the Company and the related party were dealing at arms length; or

(3)

There is a compelling business reason to approve the transaction after taking into account such factors as the availability of other unrelated parties to perform similar work under a similar timeframe and price structure; or

(4)

The Committee has been made fully aware of existing or potential significant conflicts in connection with the proposed transaction and determines that the Company has taken appropriate steps to manage such conflicts.

AUDIT COMMITTEE MATTERS

Audit Committee Report

     The Audit Committee reports as follows with respect to the audit of the Company’s fiscal year 2007 consolidated financial statements (the “Financial Statements”):

  the Audit Committee has held meetings with KPMG, its independent registered public accounting firm, throughout the fiscal year, without management present, to discuss financial reporting matters;

  the Audit Committee has reviewed and discussed the Financial Statements with KPMG and the Company’s management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant estimates and accounting judgments and the transparency of disclosures in the Financial Statements;

  the Audit Committee has been updated quarterly on management’s process to assess the adequacy of the Company’s system of internal control over financial reporting, the framework used to make the assessment, and management’s conclusions on the effectiveness of the Company’s internal control over financial reporting;

  the Audit Committee has discussed with KPMG the matters required to be discussed by SAS 61, Communication with Audit Committees, which include, without limitation, matters related to the conduct of the audit of the Financial Statements;

  the Audit Committee has received written disclosures from KPMG required by the NYSE Listing Standards and Independence Standards Board Standard No. 1 (which relate to KPMG’s independence from the Company) and has discussed with KPMG the independent registered accounting firm’s independence; and

  in its meetings with KPMG, the Audit Committee asks KPMG to address several topics that the Audit Committee believes are particularly relevant to its oversight, including: whether KPMG would have in any way prepared the Financial Statements differently from the manner selected by management; whether investors received, in plain English, the information essential to understanding the Company’s financial performance during the reporting period; and, whether the Company is following the same internal audit procedure that would be followed if KPMG were the Company’s Chief Executive Officer.

     Based on reviews and discussions of the Financial Statements with management and discussions with KPMG described above, the Audit Committee recommended to the Board of Directors that the Financial Statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 5, 2007.

     The Audit Committee, comprised of all non-management directors, meets at regularly scheduled executive sessions at which Mr. Lanigan, the Audit Committee Chairman, presides.

     This report is submitted by the Audit Committee, the members of which are named below.

Bernard Lanigan, Jr. (Chair)	Kevin T. Clayton
John B. McKinnon	Dr. Donald Ratajczak

Audit Committee Charter

     The Board of Directors has adopted a written charter for the Audit Committee, a copy of which, as amended to date, is available on the Company’s website at www.rubytuesday.com. The Audit Committee reviews and reassesses the adequacy of the Audit Committee Charter, and the Board of Directors approves the Audit Committee Charter, on an annual basis.

Independence of Audit Committee Members

     Each of the members of the Company’s Audit Committee meets the requirements for independence as defined by the applicable listing standards of the NYSE and the SEC rules.

PROPOSAL 2

RATIFICATION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The Board of Directors has selected KPMG to serve as the Company’s independent registered public accounting firm for the fiscal year ending June 3, 2008. At the Annual Meeting, the Company will ask shareholders to ratify the Board’s selection. KPMG, which has served in this same capacity since 2000, is expected to be represented at the Annual Meeting. A representative of KPMG will have an opportunity to make a statement if the representative so desires and will be available to respond to appropriate questions.

     The Board of Directors has submitted this proposal to the Company’s shareholders as required by the Audit Committee Charter. If the shareholders do not ratify the Board’s proposal, the Board of Directors will reconsider its action with respect to the engagement of KPMG. Approval of the resolution, however, will in no way limit the Board’s authority to terminate or otherwise change the engagement of KPMG during the fiscal year ending June 3, 2008.

Accountants’ Fees and Expenses

     The following table sets forth the aggregate fees billed to the Company for the fiscal years ended June 5, 2007 and June 6, 2006 by KPMG.

	Fiscal Year Ended
	June 5, 2007	June 6, 2006
Audit Fees (1)	$617,342	$599,750
Audit-related Fees (2)	34,658	27,158
Tax Fees	0	0
All Other Fees	0	0
Total Fees	$652,000	$626,908
__________________

(1)

Includes fees for professional services rendered for the audit of the Company’s annual consolidated financial statements, reviews of the condensed consolidated financial statements included in the Company’s quarterly Reports on Form 10-Q for the first three quarters of fiscal year 2007 and fiscal year 2006 and fees associated with the audits of internal control over financial reporting.

(2)

Includes fees for professional services rendered in fiscal year 2007 and fiscal year 2006 in connection with audits of an employee benefit plan and certain agreed upon procedures for state compliance purposes and consents in connection with the Company’s uniform franchise offering circulars.

     The Audit Committee has adopted a policy governing the provision of audit and permitted non-audit services by the Company’s independent registered public accounting firm. Pursuant to this policy, the Audit Committee will consider annually, and, if appropriate, approve, the engagement of the independent registered public accounting firm to provide audit, review and attest services for the relevant fiscal year. Any changes to the terms and conditions of the annual engagement, resulting from changes in audit scope or Company structure, or from other subsequent events, must be approved in advance by the Audit Committee.

     The policy also provides that any proposed engagement of the independent registered public accounting firm for non-audit services that are permitted under applicable law, rules and regulations, must be approved in advance by the Audit Committee, except that the pre-approval requirement is waived with respect to the provision of non-audit services if (i) the aggregate amount of such services, other than tax planning or tax strategies services, does not exceed $25,000 in a single instance; (ii) such services were not recognized to constitute non-audit services at the time of engagement of the independent registered public accounting firm; and (iii) such services were promptly brought to the attention of the Audit Committee and approved prior to completion of the service by the Audit Committee or by a majority of the members of the Audit Committee. Such approvals are required to be obtained in advance at regularly scheduled meetings of the Audit Committee, except in special circumstances where delaying such approval until the next regularly scheduled meeting of the Audit Committee is impractical. In such special circumstances, approval of such engagements may be obtained by (i) telephonic meeting of the Audit Committee; (ii) unanimous consent action of all of the members of the Audit Committee; or (iii) electronic mail, facsimile or other form of written communication so long as such written communication is ratified by unanimous consent action prior to the next regularly scheduled meeting of the Audit Committee or by resolution at the next regularly scheduled meeting of the Audit Committee. The policy prohibits the engagement of an independent registered public accounting firm in instances in which the engagement is prohibited by applicable law, rules and regulations.

     All of the services provided under Audit Fees, Audit-related Fees, Tax Fees and All Other Fees were pre-approved by the Audit Committee.

Determination of Auditor Independence

     The Audit Committee has considered and evaluated the services provided by KPMG and has determined that the provision of such services was not incompatible with maintaining KPMG’s independence.

The Board of Directors recommends that you vote FOR the Ratification of the Selection of KPMG as the Company’s Independent Registered Public Accounting Firm.

SHAREHOLDER PROPOSALS

     Any shareholder of the Company who wishes to submit a proposal for action at the Company’s 2008 Annual Meeting of Shareholders and who desires the proposal to be considered for inclusion in the Company’s proxy materials must provide a written copy of the proposal to the Company not later than April 25, 2008, and must otherwise comply with the rules of the SEC relating to shareholder proposals. Shareholder proposals should be sent by mail to the Company’s principal executive office or by facsimile at (865) 379-6826 followed by mail submission, in each case to the attention of Scarlett May, Vice President, General Counsel and Secretary of the Company.

     The proxy or proxies designated by the Company will have discretionary authority to vote on any matter properly presented by a shareholder for consideration at the 2008 Annual Meeting of Shareholders but not submitted for inclusion in the proxy materials for such meeting unless (a) with respect to any nomination for director, written notice of the intent to make the nomination is submitted to the Company at least 90 days in advance of the meeting and is otherwise made in accordance with the nomination procedures contained in the Articles of Incorporation of the Company, or (b) with respect to any other shareholder proposal, notice of the matter is received by the Company at its principal executive office not later than April 25, 2008 and, in either case, certain other conditions of the applicable rules of the SEC are satisfied.

GENERAL

     Management does not know of any other business to come before the Annual Meeting. If, however, other matters do properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

     A list of shareholders entitled to be present and vote at the Annual Meeting will be available for inspection by shareholders at the time and place of the Annual Meeting.

     The Annual Report of the Company for fiscal year 2007 (which is not part of the proxy soliciting materials) and the Annual Report on Form 10-K, which is contained therein and incorporated herein by reference, are being mailed with this Proxy Statement to all shareholders of record as of the record date for the Annual Meeting.

     THE COMPANY WILL, UPON THE WRITTEN REQUEST OF ANY SHAREHOLDER, FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FILED WITH THE SEC FOR THE FISCAL YEAR ENDED JUNE 5, 2007. REQUESTS FOR COPIES SHOULD BE DIRECTED TO SCARLETT MAY, VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY, RUBY TUESDAY, INC., 150 WEST CHURCH AVENUE, MARYVILLE, TENNESSEE 37801, TELEPHONE NUMBER (865) 379-5700.

By Order of the Board of Directors,

Scarlett May
Vice President, General Counsel
and Secretary

August 22, 2007
Maryville, Tennessee

☐	€ DETACH PROXY CARD HERE €

		PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.		☒ Votes must be indicated (x) in Black or Blue ink.

The Board of Directors recommends a vote FOR all director nominees listed below.

1.	TO ELECT TWO CLASS III DIRECTORS FOR A TERM OF THREE YEARS TO THE BOARD OF DIRECTORS.							The Board Recommends €
		The Board Recommends €						FOR	AGAINST	ABSTAIN
	FOR	☐	WITHHOLD	☐	*EXCEPTIONS	☐	2.	TO RATIFY THE SELECTION OF KPMG LLP TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 3, 2008. ☐	☐	☐

CLASS III Nominees: SAMUEL E. BEALL, III, BERNARD LANIGAN, JR.								The Board of Directors recommends a vote FOR the ratification of KPMG LLP.
*(INSTRUCTIONS: To withhold authority for any individual nominee, mark the “EXCEPTIONS” box above and strike a line through that nominee’s name in the list of nominees below the boxes.)
							3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before this meeting.

								To change your address, please mark this box.	☐

SCAN LINE

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY. Please sign exactly as your name(s) appear(s) hereon. If shares are held jointly, each shareholder named should sign. When signing as attorney, executor, administrator, trustee or guardian, give your full title as such. If the signatory is a corporation, sign the full corporate name by a duly authorized officer.

							Date Share Owner sign here		Co-Owner sign here

RUBY TUESDAY, INC. PROXY/VOTING INSTRUCTION CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated August 22, 2007, and does hereby appoint Samuel E. Beall, III and Marguerite Naman Duffy, and either of them, with full power of substitution, as proxy or proxies of the undersigned to represent the undersigned and to vote all shares of Ruby Tuesday, Inc. (the “Company”) common stock, par value $.01 per share, which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company, to be held at the Company’s Restaurant Support Center located at 150 West Church Avenue, Maryville, Tennessee 37801, at 11:00 a.m., Eastern Standard Time, on October 10, 2007, and at any adjournment(s) thereof.

     This card also provides voting instructions for shares held in the Company’s Salary Deferral Plan (the “401(k) Plan”) as set forth in the Proxy Statement. IF YOUR REGISTRATIONS ARE NOT IDENTICAL, YOU MAY RECEIVE MORE THAN ONE SET OF PROXY MATERIALS. PLEASE SIGN AND RETURN ALL CARDS YOU RECEIVE.

     This proxy/voting instruction card, when properly executed, will be voted in accordance with the directions given by the undersigned shareholder. If no direction is made, it will be voted (i) FOR all director nominees listed on the reverse side hereof, and (ii) FOR the ratification of the selection of KPMG LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending June 3, 2008.

(continued on other side)

RUBY TUESDAY, INC. P.O. BOX 11237 NEW YORK, N.Y. 10203-0237	To include any comments, please mark this box.	☐